EXHIBIT 2.4

Indenture dated May 2, 2018, entered into among TGS, Delaware Trust Company as trustee, co-registrar, paying agent and transfer agent, and Banco Santander Rio S.A., as registrar, Argentine paying agent, Argentine transfer agent and representative of the trustee in Argentina, relating to the issuance of TGS’s Class 2, 6.750% senior notes due 2025.

1

DATED AS OF MAY 2, 2018

TRANSPORTADORA DE GAS DEL SUR S.A.,
AS ISSUER,

DELAWARE TRUST COMPANY,
AS TRUSTEE, CO-REGISTRAR,
PRINCIPAL PAYING AGENT AND TRANSFER AGENT,

AND

BANCO SANTANDER RÍO S.A.,
AS REGISTRAR, PAYING AGENT AND TRANSFER AGENT AND TRUSTEE´S REPRESENTATIVE IN ARGENTINA.

INDENTURE

Medium-Term Note Program
For Medium Term Notes Due From 7 Days To 30 Years
From Date Of Original Issue

1

Table of Contents

1	Definitions and Other Provisions of General Application		2
	1.1	Definitions	2
	1.2	Compliance Certificates and Opinions	21
	1.3	Form of Documents Delivered to Trustee	21
	1.4	Acts of Holders; Record Dates	21
	1.5	Notices, Etc., to Trustee and Company	23
	1.6	Notice to Holders; Waiver	23
	1.7	Effect of Headings and Table of Contents	24
	1.8	Successors and Assigns	24
	1.9	Separability Clause	24
	1.10	Benefits of Indenture	24
	1.11	Governing Law	24
	1.12	Legal Holidays	24
	1.13	Waiver of Jury Trial	25
	1.14	Currency of Payment	25
	1.15	Consent to Jurisdiction and Service of Process	25
	1.16	Resignation and Appointment of Agents	26
	1.17	Force Majeure	26
2.	Form of Notes		27
	2.1	Forms Generally	27
	2.2	Regulation S Global Note	27
	2.3	Restricted Global Note	27
	2.4	Form of Trustee’s Certificate of Authentication	27
3.	The Notes		28
	3.1	Amount Issuable in Series	28
	3.2	Denominations	29
	3.3	Execution, Authentication, Delivery and Dating	29
	3.4	Temporary Notes	30
	3.5	Global Notes	31
	3.6	Registration, Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges; Securities Act Legends	32
	3.7	Mutilated, Destroyed, Lost and Stolen Notes	36
	3.8	Payment of Interest; Interest Rights Preserved	37
	3.9	Persons Deemed Owners	37
	3.10	Cancellation	37
	3.11	CUSIP Numbers	38
	3.12	Payments and Paying Agents	38
	3.13	Computation of Interest	39
4.	Satisfaction and Discharge		39
	4.1	Satisfaction and Discharge of Indenture	39
	4.2	Application of Trust Money	40
5.	Remedies		40
	5.1	Events of Default	40
	5.2	Acceleration of Maturity; Rescission and Annulment	41
	5.3	Collection of Indebtedness and Suits for Enforcement by Trustee	42
	5.4	Trustee May File Proofs of Claim	42
	5.5	Trustee May Enforce Claims Without Possession of Notes	43
	5.6	Application of Money Collected	43
	5.7	Limitation on Suits	43
	5.8	Unconditional Right of Holders to Receive Principal, Premium and Interest	44
	5.9	Restoration of Rights and Remedies	44
	5.10	Rights and Remedies Cumulative	44
	5.11	Delay or Omission Not Waiver	44
	5.12	Control by Holders	44

	5.13	Waiver of Past Defaults	44
	5.14	Undertaking for Costs	45
	5.15	Waiver of Usury, Stay or Extension Laws	45
	5.16	Currency Indemnity	45
6.	The Trustee		45
	6.1	Certain Duties and Responsibilities	45
	6.2	Notice of Defaults	46
	6.3	Certain Rights of Trustee	46
	6.4	Not Responsible for Recitals or Issuance of Notes	47
	6.5	May Hold Notes	47
	6.6	Money Held in Trust	48
	6.7	Compensation and Reimbursement	48
	6.8	Conflicting Interests	48
	6.9	Corporate Trustee Required; Eligibility	48
	6.10	Resignation and Removal; Appointment of Successor	49
	6.11	Acceptance of Appointment by Successor	49
	6.12	Merger, Conversion, Consolidation or Succession to Business	50
	6.13	Preferential Collection of Claims Against Company	50
	6.14	Appointment of Authenticating Agent	50
	6.15	Other Capacities	51
	6.16	Certain Duties and Responsibilities of the Trustee’s Representative	52
7.	Holders’ Lists and Reports by Trustee and Company		52
	7.1	Company to Furnish Trustee Names and Addresses of Holders	52
	7.2	Preservation of Information; Communications to Holders	53
	7.3	Reports by Trustee	53
	7.4	Reports by Company	53
8.	Consolidation, Merger, Conveyance, Transfer or Lease		53
	8.1	Consolidation, Merger and Sale of Assets	53
	8.2	Successor Substituted	54
9.	Supplemental Indentures		54
	9.1	Supplemental Indentures Without Consent of Holders	54
	9.2	Supplemental Indentures With Consent of Holders	55
	9.3	Execution of Supplemental Indentures	56
	9.4	Effect of Supplemental Indentures	56
	9.5	Reference in Notes to Supplemental Indentures	56
	9.6	Meetings of Holders; Modification and Waiver	56
	9.7	Actions to Be Taken without a Meeting	58
10.	Covenants		58
	10.1	Payment of Principal, Premium and Interest	58
	10.2	Payment of Additional Amounts	58
	10.3	Maintenance of Office or Agency	59
	10.4	Money for Notes Payments to Be Held in Trust	60
	10.5	Pari Passu	61
	10.6	Reporting; Statements by Officers as to Default	61
	10.7	Existence	61
	10.8	Further Assurances	61
	10.9	Limitation on Transactions with Affiliates	61
	10.10	Limitation on Indebtedness	63
	10.11	Limitation on Restricted Payments	66
	10.12	Limitation on Asset Sales	67
	10.13	Limitation on Liens	69
	10.14	Limitation on Sale and Lease-Back Transactions	72
	10.15	Limitation on Designation of Unrestricted Subsidiaries	72
	10.16	Waiver of Certain Covenants	73
	10.17	Release of Covenants	73
11.	Redemption and Repurchase of Notes		74

	11.1	Applicability of Article	74
	11.2	Redemption for Tax Reasons	74
	11.3	Optional Redemption	75
	11.4	Optional Redemption Procedures	76
	11.5	Purchase of Notes Upon Change of Control Event	78
	11.6	Open Market Purchases of Notes	78
12.	Sinking Funds		79
	12.1	Applicability of Article	79
	12.2	Satisfaction of Sinking Fund Payments with Notes	79
	12.3	Redemption of Notes for Sinking Fund	79
13.	Defeasance and Covenant Defeasance		79
	13.1	Company’s Option to Effect Defeasance or Covenant Defeasance	79
	13.2	Defeasance and Discharge	79
	13.3	Covenant Defeasance	80
	13.4	Conditions to Defeasance or Covenant Defeasance	80
	13.5	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	81
	13.6	Reinstatement	81

Schedule I
Schedule II
Annex A – Form of Regulation S Certificate
Annex B – Form of Restricted Notes Certificate
Annex C – Form of Unrestricted Notes Certificate

2

THIS INDENTURE, dated as of as of May 2, 2018 (the “Indenture”)

AMONG

TRANSPORTADORA DE GAS DEL SUR S.A. (the “Company” or the “Issuer”), a sociedad anónima organized under the laws of the Republic of Argentina, domiciled at Don Bosco 3672 (1206), Capital Federal, Argentina and originally registered under No. 11,668, Book No. 112, Volume A of Corporations with the Public Registry of Commerce on December 1, 1992;

DELAWARE TRUST COMPANY, a limited purpose trust company chartered by the New York State Department of Financial Services, as trustee (the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), principal paying agent (in such capacity, the “Principal Paying Agent,” and together with any other paying agents under this Indenture in their respective capacities as such, each of them a “Paying Agent” and all of them jointly the “Paying Agents”) and transfer agent (in such capacity, the “Transfer Agent” and together with any other transfer agents under this Indenture in their respective capacities as such, each of them a “Transfer Agent” and all of them jointly, the “Transfer Agents”); and

BANCO SANTANDER RÍO S.A., as registrar (in such capacity, the “Registrar”), Argentine Paying Agent and Transfer Agent;

WHEREAS

(A)
Pursuant to the Shareholders’ resolutions dated April 25, 2013 and April 26, 2017 and resolutions of the Board of Directors of the Company dated July 23, 2013 and June 29, 2017, the Company has duly authorized a Medium-Term Note Program for the issuance from time to time of up to an aggregate principal amount Outstanding at any time of US$700,000,000 (or its equivalent in other currencies or composite currencies) of medium-term notes (the “Notes”) in one or more series in such minimum amount, if any, as may be set forth by the Company from time to time (the “Program”).

(B)
Pursuant to the resolution of the Board of Directors of the Company dated March 27, 2018, the Company has duly authorized the execution and delivery of this Indenture and the issuance of up to US$500,000,000 aggregate principal amount of the Company’s Notes under the Program.

(C)
The Notes will constitute obligaciones negociables simples no convertibles en acciones issued pursuant to Argentine Law No. 23,576, as amended by Argentine Law No. 23,962 (the “Negotiable Obligations Law”), and the regulations issued thereunder, and will be issued and placed in accordance with such law, the Argentine Capital Markets Law (as defined herein), the CNV Rules (as defined herein) and any other Argentine applicable laws and regulations.

(D)
The CNV (as defined herein) has authorized the establishment of the Program pursuant to Resolutions No. 17,262 and 18,938 under which 6.750% Senior Notes Due 2025 will be issued, and authorization for the listing and trading of the Notes has been requested from the BYMA (as defined herein) and the Mercado Abierto Electronico (“MAE”), which authorization is still pending.

(E)	In order to provide, among other things, for the authentication, delivery and administration of the Notes, the Company has duly authorized the execution and delivery of this Indenture.

(F)	All things necessary to make this Indenture a valid Indenture and agreement according to its terms have been done.

(G)
In 2014, the Company issued US$255,451,506 principal amount of its Series 1 Notes due May 14, 2020 under the Program (the “2020 Notes”), pursuant to an indenture dated February 11, 2014. As of the date hereof, US$191,588,630 of the 2020 Notes remain outstanding (without considering the results of the offer to purchase any and all of the 2020 Notes dated April 19, 2018). In addition, as of the date of this Indenture, the Company had no secured indebtedness.

NOW, THEREFORE, in consideration of the premises and the purchases of the Notes by the Holders (as defined below) thereof, each of the undersigned mutually covenants and agrees for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:

1.	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1	Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)	the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)	all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)
all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term “IFRS” with respect to any computation required or permitted hereunder shall mean such accounting principles applicable to the Company as are generally accepted in Argentina, consistently applied as required by the CNV, at the date of such computation;

(4)	unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“ABL” means the Argentine Bankruptcy Law No. 24,522 (as amended or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect).

“Act” when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in Section 10.2.

“Additional Assets” means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary; (ii) any Investment in a Person that at such time is, or as a result of such Investment will become, a Restricted Subsidiary; (iii) any participation in any joint arrangement (unión transitoria) or any other form of unincorporated joint venture and transactions in connection with a joint arrangement (unión transitoria) or any other form of unincorporated joint venture, or (iv) agreements, transactions, interests or arrangements which permit one party to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of business activities jointly with third parties, including, without limitation (A) ownership interests in oil and gas properties, processing facilities or gathering systems or ancillary real property interests; and (B) arrangements in the form of or pursuant to operating agreements, processing agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties, in each case in a Related Business.

“Affiliate” means, with respect to any Person, a person that directly or indirectly, through one or more intermediaries, Controls, Co-Controls or is Controlled or Co-Controlled by or is under common Control or Co-Control with such Person.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or is assumed in connection with the acquisition of assets from such Person. Acquired Indebtedness will be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, Euroclear and Clearstream, Luxembourg, in each case to the extent applicable to such transaction and as in effect from time to time.

“Argentina” means the Republic of Argentina.

“Argentine Capital Markets Law” means Argentine Law No. 26,831, supplemented by Decree 1023/13.

“Argentine Government” means the government of Argentina (and all agencies and instrumentalities thereof).

“Argentine Government Obligations” means obligations issued or directly and fully guaranteed or insured by Argentina or by any agent or instrumentality thereof; provided, that the full faith and credit of Argentina is pledged in support thereof.

“Asset Sale” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)
any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)	all or substantially all the assets (other than Cash and Cash Equivalents) of any division or line of business of the Company or any Restricted Subsidiary; or

(3)	any other assets of the Company or any Restricted Subsidiary (other than Cash or Cash Equivalents) outside of the ordinary course of business of the Company or such Subsidiary;

provided, however, that “Asset Sale” shall not include:

(a)	a disposition by the Company or a Restricted Subsidiary to the Company or to any other Restricted Subsidiary;

(b)	a disposition of assets with a Fair Market Value of less than US$40 million in the aggregate in any fiscal year of the Company or such Restricted Subsidiary;

(c)	an expenditure of cash or liquidation of Cash and Cash Equivalents or disposition of Temporary Cash Investments or goods held for sale and assets sold in the ordinary course of business;

(d)
the sale of property or equipment that, in the reasonable determination of the Company, has become worn out, obsolete or damaged or otherwise unused in connection with the business of the Company or any Restricted Subsidiary or the transfer of any property, right or asset upon expiration and in accordance with the terms of any permit, license or concession;

(e)	sales or other dispositions of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(f)	the disposition of all or substantially all of the Company’s assets in a manner permitted under Section 8.1;

(g)	the licensing, sublicensing, lease, assignment or sublease of any real or personal property in the ordinary course of business;

(h)	the disposition of assets in a Sale and Lease-Back Transaction;

(i)	the incurrence of any Lien permitted by Section 10.13;

(j)	for purposes of Section 10.12 only, the making of a Restricted Payment permitted under Section 10.11; or

(k)	the discounting, factoring or securitization of receivables in the ordinary course of business.

“Asset Sale Offer” has the meaning specified in Section 10.12.

“Asset Sale Offer Amount” has the meaning specified in Section 10.12.

“Asset Sale Offer Payment Date” has the meaning specified in Section 10.12.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate applicable to the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes of one or more series.

“Authorized Officers” has the meaning specified in Section 3.3.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution and an English translation thereof certified by the Director of Legal Affairs of the Company or any Senior Counsel of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day except a Saturday, a Sunday or other day on which commercial banks are authorized or required by law or regulation to close in New York City.

“BYMA” means the Bolsas y Mercados Argentinos S.A. (the Buenos Aires Stock Exchange).

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and partnership interests, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person under a lease or license of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease or financial lease obligation under IFRS and, for the purpose hereof, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with IFRS.

“Cash and Cash Equivalents” means: (a) any official currencies received or acquired in the ordinary course of business including, without limitation, Pesos, Euro, U.S. Dollars or any other currency of countries in which the Company or its Subsidiaries has operations; (b) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations, or securities issued directly and fully guaranteed or insured by any member of the European Union, or any agency or instrumentality thereof (provided that the full faith and credit of such member is pledged in support of those securities) or other sovereign debt obligations (other than those of Argentina) rated “A” or higher or such similar equivalent or higher rating by at least one Nationally Recognized Statistical Rating Organization, in each case with maturities not exceeding one year from the date of acquisition; (c) Argentine Government Obligations (including those of the Central Bank) or certificates representing an ownership interest in Argentine Government Obligations (including those of the Central Bank) with maturities not exceeding one year from the date of acquisition; (d) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof or under the laws of any member state of the European Union, or under the laws of any country in which the Company has operations; (e) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (d) above; (f) commercial paper rated “BBB” or higher or such similar equivalent or higher rating by at least one Nationally Recognized Statistical Rating Organization maturing within six months after the date of acquisition; (g) money market funds at least 65% of the assets of which consist of investments of the type described in clauses (a) through (f) above; and (h) substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which the Company or its Subsidiaries conduct business.

“Central Bank” means the Central Bank of Argentina (Banco Central de la República Argentina).

“Change of Control” means the occurrence of an event or series of events that result in any Argentine Governmental Authority, directly or indirectly through any one or more controlled entities, as a result of a condemnation, nationalization, confiscation, seizure, compulsorily acquisition, expropriation or otherwise under power of eminent domain becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of at least 51% of the outstanding Voting Stock of the Company.

“Change of Control Event” means the occurrence of both a Change of Control and a Rating Downgrade.

“Change of Control Offer” has the meaning specified in Section 11.5.

“Change of Control Payment” has the meaning specified in Section 11.5.

“Change of Control Payment Date” has the meaning specified in Section 11.5.

“Clearstream, Luxembourg” means a professional depository incorporated under the laws of Luxembourg.

“CNV” means the Argentine Comisión Nacional de Valores.

“Co-Registrar” has the meaning specified in the preamble to this Indenture.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Exchange Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two of the Chairman of the Board, a Vice Chairman of the Board, any member of the Supervisory Committee of the Company, the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, any Vice President of the Company, any Finance Manager of the Company or any Senior Counsel of the Company, and delivered to the Trustee.

“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income (Loss) for such period adjusted as follows: (a) increased by (to the extent included in computing Consolidated Net Income (Loss)) the sum of (i) the Consolidated Income Tax for such period; plus (ii) Consolidated Interest Expense for such period; plus (iii) the Company’s and its Restricted Subsidiaries’ depreciation for such period, determined on a consolidated basis in accordance with IFRS plus (iv) the Company’s and its Restricted Subsidiaries’ amortization for such period, excluding, and without duplication, amortization of capitalized debt issuance costs and capitalized hedge costs for such period, all determined on a consolidated basis in accordance with IFRS; plus (v) any other non-cash charges that were deducted in computing Consolidated Net Income (Loss) (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period) for such period in accordance with IFRS; plus (vi) extraordinary losses, and plus, to the extent otherwise not included (1) gain or loss on exposure to inflation, (2) foreign exchange gain or loss, net of inflation, and (3) holding gains or losses; plus (vii) cash dividends and other similar payments received from Investments in associates (net of any cash Investments made in associates), and (b) decreased by (to the extent included in computing Consolidated Net Income (Loss)) the sum of (i) any non-cash gains; plus (ii) extraordinary gains; plus (iii) to the extent positive, Consolidated Income Tax; and plus (iv) amortization of negative goodwill, all as determined on a consolidated basis in accordance with IFRS.

Notwithstanding the foregoing, the net income of any Restricted Subsidiary shall only be included in calculating Consolidated Net Income for such period:

(a)	in proportion to the percentage of the total Capital Stock of such Restricted Subsidiary held directly or indirectly by the Company at the date of determination, and

(b)
to the extent that a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary pursuant to its charter and bylaws (estatutos sociales), or applicable organizational documents, and each law, regulation, agreement or judgment applicable to such distribution.

“Consolidated Coverage Ratio” means, at any date of determination, the product of (i) Consolidated Adjusted EBITDA for the most recent Four Quarter Period, multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is the Consolidated Interest Expense (net of consolidated interest income) for such Four Quarter Period;

provided that:

(a)
for purposes of the calculation of the Consolidated Coverage Ratio, Argentine peso amounts referred to in the preceding clauses (i) and (ii) shall be converted into U.S. dollars at the average of the daily seller’s exchange rates for wire transfers (divisas) published by the Banco de la Nación Argentina on each day during such Four Quarter Period.

(b)	if the Company or any Restricted Subsidiary has:

(i)
Incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, then Consolidated Interest Expense and Consolidated Adjusted EBITDA for such Four Quarter Period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period; or

(ii)
repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such Four Quarter Period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, then Consolidated Interest Expense and Consolidated Adjusted EBITDA for such Four Quarter Period shall be calculated on a pro forma basis as if such repayment, repurchase, defeasance or discharge of Indebtedness had occurred on the first day of such Four Quarter Period;

(c)
if, since the beginning of such Four Quarter Period, the Company or any Restricted Subsidiary of the Company has made any Asset Sale, then, giving pro forma effect to such Asset Sale during such period on the Consolidated Interest Expense and Consolidated Adjusted EBITDA;

(d)
if, since the beginning of such Four Quarter Period, the Company or any other Restricted Subsidiary, by merger or otherwise, shall have made an Investment in any Person that is merged with or into the Company or any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, then, giving pro forma effect to such Investment or acquisition on the Consolidated Interest Expense and Consolidated Adjusted EBITDA for such Four Quarter Period as if such transaction occurred on the first day of such period; and

(e)
if, since the beginning of such Four Quarter Period, any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have Incurred any Indebtedness or discharged any Indebtedness or made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clauses (b), (c) or (d) above had been made during such period, then Consolidated Interest Expense and Consolidated Adjusted EBITDA for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever Consolidated Interest Expense and Consolidated Adjusted EBITDA are to be calculated on a pro forma basis, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and the effects of such Indebtedness are to be calculated on a pro forma basis, the interest expense related to such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term as at the date of determination in excess of twelve months). In making a pro forma calculation, the amount of Indebtedness under any revolving credit facility outstanding on the day of determination shall be deemed to be (i) the average daily balance of such Indebtedness during such Four Quarter Period or such shorter period for which such facility was outstanding, or (ii) if such facility was created after the end of such Four Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation.

“Consolidated Debt Ratio” means, at any date of determination, the product of (i) the aggregate principal amount of Consolidated Total Indebtedness outstanding (net of Cash and Cash Equivalents) as of the end of the most recent fiscal quarter; multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is Consolidated Adjusted EBITDA for the most recent Four Quarter Period;

provided that:

(a)	for purposes of the calculation of the Consolidated Debt Ratio, Argentine peso amounts referred to in the preceding clauses (1) and (2) shall be converted into U.S. dollars as follows:

(i)
Consolidated Total Indebtedness and Cash and Cash Equivalents denominated in Argentine pesos as of the relevant balance sheet date shall be converted into U.S. dollars at the seller’s exchange rate for wire transfers (divisas) published by the Banco de la Nación Argentina as of the date of such balance sheet; and

(ii)
Consolidated Adjusted EBITDA for such Four Quarter Period shall be converted into U.S. dollars at the average of the daily seller’s exchange rates for wire transfers (divisas) published by the Banco de la Nación Argentina on each day during such Four Quarter Period.

(b)	if the Company or any Restricted Subsidiary has:

(i)
Incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Debt Ratio is an Incurrence of Indebtedness, then Consolidated Total Indebtedness at the balance sheet date shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the balance sheet date; or

(ii)
repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such Four Quarter Period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Debt Ratio, then Consolidated Total Indebtedness as of the balance sheet date shall be calculated on a pro forma basis as if such repayment, repurchase, defeasance or discharge of Indebtedness had occurred on the balance sheet;

(c)
if, since the beginning of such Four Quarter Period, the Company or any Restricted Subsidiary of the Company has made any Asset Sale, then, giving pro forma effect to such Asset Sale during such period on the Consolidated Adjusted EBITDA;

(d)
if, since the beginning of such Four Quarter Period, the Company or any other Restricted Subsidiary, by merger or otherwise, shall have made an Investment in any Person that is merged with or into the Company or any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, then, giving pro forma effect to such Investment or acquisition on the Consolidated Adjusted EBITDA for such Four Quarter Period as if such transaction occurred on the first day of such period; and

(e)
if, since the beginning of such Four Quarter Period, any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have Incurred any Indebtedness or discharged any Indebtedness or made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clauses (b), (c) or (d) above had been made during such period, then Consolidated Adjusted EBITDA for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever Consolidated Adjusted EBITDA is to be calculated on a pro forma basis, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and the effects of such Indebtedness are to be calculated on a pro forma basis, the interest expense related to such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term as at the date of determination in excess of twelve months). In making a pro forma calculation, the amount of Indebtedness under any revolving credit facility outstanding on the day of determination shall be deemed to be (i) the average daily balance of such Indebtedness during such Four Quarter Period or such shorter period for which such facility was outstanding, or (ii) if such facility was created after the end of such Four Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation.

“Consolidated Income Tax” means, for any period, with respect to the Company and its Restricted Subsidiaries, the amount shown in the line items entitled “Income tax benefit (expense)” and “asset tax” (“impuesto a la ganancia mínima presunta”) (or any successor line items) the Company’s most recent consolidated income statement.

“Consolidated Interest Expense” means, for any period, with respect to the Company and its Restricted Subsidiaries, the aggregate amount of (i) cash interest expense to be paid or non-cash interest expense to be accrued during the relevant period in respect of Indebtedness, including, without limitation, (a) amortization of original issue discount on any Indebtedness, (b) the interest portion of any deferred payment obligation, (c) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, and (d) the net costs associated with obligations set out in Hedging Agreements and Currency Agreements, including the amortization of capitalized hedge costs, all net of interest income, (ii) all but the principal component of rent in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company during such period, and (iii) dividends paid in respect of the Company’s or its Restricted Subsidiaries’ preferred stock to Persons other than the Company or one of its wholly-owned Restricted Subsidiaries in compliance with Section 10.11, in each case as set forth in the most the Company’s most recent consolidated income statement.

“Consolidated Net Income (Loss)” means, for any period, with respect to the Company and its Restricted Subsidiaries, the net income or loss for such period, determined on a consolidated basis in accordance with IFRS and, except as otherwise indicated herein, as set forth in the Company’s most recent consolidated income statement (which, for the avoidance of doubt, shall be after deduction of minority interests in Restricted Subsidiaries held by third parties).

“Consolidated Total Assets” means, with respect to the Company, the aggregate amount of assets of the Company and its Subsidiaries as set forth on the Company’s most recent quarterly or annual (as the case may be) consolidated balance sheet (prior to the relevant date of determination for which internal financial statements are available).

“Consolidated Total Indebtedness” means, with respect to the Company and its Restricted Subsidiaries, as of any date of determination, the aggregate amount (without duplication) of all Indebtedness outstanding at such time, in all cases determined on a consolidated basis in accordance with IFRS and as set forth in the Company’s most recent consolidated balance sheet of the Company.

“Control” or “Co-Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise 50% or more of the voting power, by contract or otherwise.  “Controlling” and “Co-Controlling” and “Controlled” and “Co-Controlled” shall have correlative meanings.

“Corporate Trust Office” initially means the office of the Trustee at 251 Little Falls Drive, Wilmington, Delaware 19808, United States of America, or such other address as shall be notified by the Trustee to the Holders (which, in the case of any Global Note, shall be the Depositary) and the Company in writing.

“corporation” means a sociedad anónima, corporation, association, company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 13.3.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement, any foreign exchange forward contract or other arrangement that is (i) not for speculative purposes and reasonably determined in good faith by a responsible financial or accounting officer of the Company at the time in which such Currency Agreement was first entered into, and (ii) designed to protect against or manage exposure to fluctuations in interest rates or other types of risk in respect of Indebtedness or other financing agreements or arrangements.

“Default” or “default” means any event or circumstance which is, or after notice or lapse of time or both would become, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.8.

“Defeasance” has the meaning specified in Section 13.2.

“Deferred Interest Subordinated Indebtedness” means Indebtedness of the Company which is subordinated in right of payment to the Notes, has a Stated Maturity after the Stated Maturity of the Notes and on which no interest is payable in cash during the tenor of the Notes.

“Depositary” means, with respect to Notes of any series issuable in whole or in part in the form of one or more Global Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Notes as contemplated by Section 3.1.

“Designation” has the meanings specified in in Section 10.16.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof.

“Distribution Compliance Period” means, with respect to Global Notes of any series (or of any identifiable tranche of any series) initially offered and sold in reliance on Regulation S, the period of 40 consecutive days beginning on and including the later of (i) the day on which Notes of such series are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the Notes of such series are first issued and delivered.

“DTC” means The Depository Trust Company (or its successors).

“ENARGAS” means Ente Nacional Regulador del Gas, the Governmental Authority created pursuant to Argentine Law No. 24,076 for the purposes set forth therein, including the supervision and regulation of the Company and its operations under the License.

“Equity Offering” means any issuance or sale of Capital Stock (other than Disqualified Capital Stock) of the Company (or any direct or indirect parent of the Company to the extent the net proceeds therefrom are contributed to the common equity capital of the Company or used to purchase equity interests (other than Disqualified Capital Stock) of the Company) or warrants, options or other rights to acquire Capital Stock (other than Disqualified Capital Stock) of the Company after the Issue Date, other than any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.1

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time and the rules and regulations promulgated thereunder.

“Expiration Date” has the meaning specified in Section 1.4.

“Fair Market Value” of any property, asset, share of Capital Stock, other security, Investment or other item means, on any date, the fair market value of such property, asset, share of Capital Stock, other security, Investment or other item on that date as determined in good faith by the Board of Directors of the Company or any Subsidiary, as applicable.

“Federal Executive Branch” means the Argentine Federal Executive Branch (Poder Ejecutivo Nacional).

“Fiscal Year” means the twelve-month accounting year of the Company commencing each year on January 1 and ending on the following December 31, or such other accounting period as the Company may, in accordance with IFRS, from time to time designate as the accounting year of the Company and its Subsidiaries.

“Fitch” means Fitch Ratings or any successor thereto.

“Four Quarter Period” means a period of four consecutive fiscal quarters of the Company.

“GdE” means Gas del Estado S.E., the Argentine state-owned gas company, which was privatized in 1992.

“Global Notes” has the meaning specified in Section 2.3.

“Governmental Authority” means the government of the United States, Argentina or any other nation or any political subdivision thereof, whether provincial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including ENARGAS and the Argentine Secretary of Energy.

“Hedging Agreement” means any interest rate protection or other type of hedging agreement or arrangement (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements and any other hedging, futures or forward contracts or similar agreements that relate to commodities, goods or services that are produced, provided, consumed or otherwise used in the ordinary course of the Company’s business or otherwise relate to the Company’s or any of its Subsidiaries’ lines of business) that is (a) not for speculative purposes as determined in good faith by a responsible financial or accounting officer of the Company at the time in which such Hedging Agreement was first entered into, and (b) designed to protect against or manage exposure to fluctuations in interest rates or other types of risk in respect of Indebtedness or other financing agreements or arrangements.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board or, with respect to any computation required or permitted hereunder, such accounting principles applicable to the Company as are generally accepted in Argentina, consistently applied as required by the CNV, as of the Issue Date.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guaranty or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to IFRS or the regulations of the CNV, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that (i) a change in IFRS or in the regulations of the CNV that results in an obligation of such Person that exists at such time being reclassified as Indebtedness shall not be deemed an Incurrence of such Indebtedness, (ii) with respect to Peso-denominated Indebtedness, an increase, whether periodically or otherwise, in the nominal principal amount of such Indebtedness as a result of and in proportion to the devaluation of the Peso against the U.S. Dollar or the rate of inflation in Argentina shall not be deemed an Incurrence of such Indebtedness, and (iii) with respect to Indebtedness previously Incurred, a change in the Peso Equivalent of such Indebtedness shall not be deemed an Incurrence of such Indebtedness.

[1]	CNV regulations indicate “Euroclear Operations Centre” as authroized entity.

“Indebtedness” means, with respect to any Person, without duplication, (i) any liability of such Person (a) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (c) for the payment of money relating to any obligations under any capital lease of real or personal property which has been recorded as a Capitalized Lease Obligation, or (d) under Hedging Agreements or Currency Agreements; (ii) all redeemable capital stock issued by such Person having a redemption date prior to the Stated Maturity of the Notes (the amount of Indebtedness being represented by any involuntary liquidation preference plus accrued and unpaid dividends); (iii) any liability of others described in the preceding clause (i) that the Person has guaranteed or that is otherwise its legal liability; and (iv) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i), (ii) and (iii) above.  For purposes of determining any particular amount of Indebtedness under this definition, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.  The term “Indenture” shall also include the terms of a particular series of Notes established as contemplated by Section 3.1.

“interest”, when used with respect to an Original Issue Discount Note which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person; provided, however, that, for purposes of the definition of “Restricted Payments”, the term “Investment” shall not include:

(a)	Temporary Cash Investments;

(b)	Investments in Marketable Securities;

(c)	any Investments in the Company or in any Restricted Subsidiary;

(d)	any Investment in any Person (other than a Restricted Subsidiary) that is directly or indirectly engaged in a Related Business;

(e)	Investments in existence as of the date of this Indenture and set forth in Schedule I hereto;

(f)
loans and advances to employees of the Company or any Subsidiary in the ordinary course of business and on terms consistent with the Company’s or such Subsidiary’s practice in effect prior to the date of this Indenture;

(g)
loans or advances to vendors, suppliers or contractors of the Company or a Subsidiary in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Company or such Subsidiary and on terms consistent with the Company’s or such Subsidiary’s practice in effect prior to the date of this Indenture;

(h)
stock, obligations or securities received in the ordinary course of business in settlement of debts owing to the Company or a Subsidiary as a result of foreclosure, perfection or enforcement of Liens or received in satisfaction of judgements;

(i)
Investment by the Company in a Subsidiary the proceeds of which are used to fund capital expenditures that relate to the unscheduled emergency repair and maintenance of the Company’s or such Subsidiary’s fixed or capital assets or other property, plant and equipment;

(j)
Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Subsidiary;

(k)	Investments in Hedging Agreements or Currency Agreements;

(l)
Investments received by the Company or any Restricted Subsidiary as consideration for Asset Sales or Investments made with the proceeds of such Asset Sales; provided that such Asset Sale or Investment is consummated in accordance with Section 10.12;

(m)	Investments made by way of repurchase or redemption of Indebtedness of the Company outstanding as of the date of this Indenture;

(n)
Investments in existence on, or made pursuant to legally binding commitments in existence on, the Issue Date and any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind securities, in each case pursuant to the terms of such Investment as of the Issue Date);

(o)	receivables owing to the Company or any Subsidiary created or acquired in the ordinary course of business;

(p)
Investments consisting of equity investment, equity commitment, completion guaranty, funded debt investment or debt funding commitment in any Person that incurs Project Financing, which Investments shall have an aggregate Fair Market Value (taken together with all other Investments made pursuant to this clause (p) that are, at the time outstanding) not to exceed US$60 million (or the equivalent in other currencies);

(q)
(x) Investments in Unrestricted Subsidiaries made with the net proceeds of (1) a substantially concurrent capital contribution to the Company, or issue or sale of Capital Stock (other than Disqualified Capital Stock) of the Company or (2) an Asset Sale of Investments in one or more Unrestricted Subsidiaries and (y) Investments in any Person made with the net proceeds of an Asset Sale of Investments in one or more Persons that are not a Subsidiaries;

(r)
payments of dividends or other distributions of Capital Stock, Indebtedness or other securities received from Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are Cash and Cash Equivalents);

(s)	the payment of Management Fees in accordance with the provisions of the Technical Assistance Agreement; and

(t)
additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (t) not to exceed the greater of (x) US$50 million (or its equivalent in any other currency) and (y) 5% of the Consolidated Total Assets of the Company and its Subsidiaries at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

The Company or the applicable Restricted Subsidiary shall be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation, which shall be valued at the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, the Restricted Subsidiary would cease to be a Subsidiary of the Company or the applicable Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the sum of the Fair Market Value of the Capital Stock of such former Subsidiary held by the Company or the applicable Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Subsidiary Guaranteed by the Company or the applicable Restricted Subsidiary or owed to the Company or the applicable Restricted Subsidiary immediately following such sale or other disposition.

“Investment Company Act” means the U.S. Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Investment Grade Rating” means a rating equal to or higher than (i) BBB-, by S&P or Fitch and (ii) Baa3, by Moody’s or (iii) the equivalent of either (i) or (ii) from any other Nationally Recognized Statistical Rating Organization.

“Issue Date” means the first date on which Notes are issued under this Indenture.

“License” means, as of the date of this Indenture, the exclusive right and responsibility for a 35-year term (the “Term”), granted to the Company by the Argentine Government to provide gas transportation services in southern Argentina through the southern gas pipeline system, transferred to the Company by GdE, and the expansions and modifications thereto, together with all sub-annexes and all legislation, decrees, judicial or administrative rulings and/or regulations or interpretations issued by any Governmental Authority, or by any of its respective agencies (including ENARGAS), which, by the Issue Date, have modified, amended or supplemented any of the original terms and conditions of the License and all annexes, exhibits and schedules thereto, including modifications, amendments and supplements that are in effect by the Issue Date that resulted from the provisions of the Public Emergency Law implemented by the Issue Date and under Federal Executive Branch decrees theretofore issued and implemented by the Issue Date.

“Lien” has the meanings specified in in Section 10.13.

“Listing Agent” means Banque Internationale à Luxembourg SA.

“MAE” means the Argentine Mercado Abierto Electronico.

“Management Fee” means any fee paid to a Person (net of any value-added or similar taxes, levies or assessments imposed by a governmental entity and any reasonable expenses (excluding overhead or structural expenses) incurred by such Person) as any remuneration for performance of its obligations (i) as technical operator of the Company in its capacity as the licensee of the southern gas transportation system in Argentina (including, without limitation, remuneration under the Technical Assistance Agreement or any successor agreement thereto) or (ii) for any other management services from an Affiliate of the Company if such services are not provided on an arm’s-length basis or do not meet the provisions of Article 72 enacted under the Argentine Capital Markets Law, which fee shall not exceed the greater of the following, in any fiscal year: (a) US$3 million or (b) 7% of Consolidated EBIT (as defined in the Technical Assistance Agreement) (excluding the management fee expense) minus US$3 million.

“Mandatory sinking fund payment” means the minimum amount of any sinking fund payment provided for by the terms of any Notes as described in Section 12.1.

“Marketable Securities” means any of the following: (a) readily marketable direct obligations of the Government of the United States, Argentina or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States or Argentina, (b) insured certificates of deposit of or time deposits with any commercial bank that is a member of the United States Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, or (d) debt obligations having a maturity not exceeding one year from the date of acquisition issued by a corporation organized under the laws of the United States or Argentina whose long-term debt is rated “A-” (or such similar equivalent rating, including similar equivalent ratings in foreign countries) or higher by at least one Nationally Recognized Statistical Rating Organization.

“Maturity”, when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Nationally Recognized Statistical Rating Organization” shall have the meaning set forth under Rule 436 under the Securities Act.

“Negotiable Obligations Law” has the meaning specified in paragraph (A) of the recitals to this instrument.

“Net Available Cash” from an Asset Sale means cash payments or Cash and Cash Equivalents received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form) therefrom, in each case minus:

(1)
all legal, accounting, investment banking, broker, consultant and advisory fees and expenses, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability in accordance with IFRS, as a consequence of such Asset Sale;

(2)
all payments, including any prepayment premiums or penalties, made on any Indebtedness that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

(4)
appropriate amounts to be provided by the seller as a reserve, in accordance with IFRS, against any liabilities associated with the property or other assets disposed of in such Asset Sale and retained by the Company or any Subsidiary after such Asset Sale;

(5)	taxes paid or payable in respect of Asset Sales; and

(6)	repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock or sale or other disposition of any asset or other investment, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Notes” has the meaning specified in paragraph (A) of the recitals to this instrument, or, as the context may require, means Notes that have been authenticated and delivered under this Indenture.

“Note Register” has the meaning specified in Section 3.6(a).

“Notice of Default” means a written notice of the kind specified in Section 5.1(2).

“Officers’ Certificate” means a certificate signed by the Chairman of the Board of the Company, a Vice Chairman of the Board of the Company, any member of the Supervisory Committee of the Company, the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, any Vice President of the Company, any Finance Manager of the Company or any Senior Counsel of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and which shall be acceptable to the Trustee.

“Optional sinking fund payment” means any payment in excess of the mandatory sinking fund payment as described in Section 12.1.

“Original issue date” of any Note (or portion thereof) means the earlier of (a) the date of such Note or (b) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) for registration of transfer or exchange or in substitution.

“Original Issue Discount Note” means any Note which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

“Outstanding” means when used with respect to Notes of a series and subject to the provisions of this Indenture, as of any particular time, all Notes of that series authenticated and delivered by the Trustee under this Indenture, except:

(a)	Notes of that series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)
Notes of that series, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Notes (if the Company shall act as its own paying agent), provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in this Indenture, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c)	Notes of that series with respect to which the Company has effected defeasance or covenant defeasance as provided in this Indenture; and

(d)	Notes of that series in substitution for which other Notes shall have been authenticated and delivered or which shall have been paid, pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, whether pursuant to a meeting of Holders or pursuant to an Act of Holders, as the case may be, (A) the principal amount of an Original Issue Discount Note which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Stated Maturity thereof to such date pursuant to Section 5.2, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Note is not determinable, the principal amount of such Note that shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.1, (C) the principal amount of a Note denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. Dollar Equivalent, determined as of such date in the manner provided as contemplated by Section 3.1, of the principal amount of such Note (or, in the case of a Note described in clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Notes held by the Company or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee actually knows to be so held shall be so disregarded. Notes so held which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company.

“Payor” has the meaning specified in Section 10.2.

“Permitted Indebtedness” has the meaning specified in Section 10.10.

“Permitted Liens” has the meaning set forth in Section 10.13.

“Permitted Receivables Financing” means any receivables financing facility or arrangement entered into by the Company or a Subsidiary, provided that the aggregate consideration received in any such financing is at least equal to the Fair Market Value of the receivables and related assets sold, less customary discounts, reserves or amounts reflecting the implicit interest rate.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Peso” means the lawful currency of Argentina.

“Peso Equivalent” means, as of any date of determination and with respect to any non-Peso denominated amount, the amount of Pesos obtained by converting such foreign currency into Pesos at the exchange rate for the selling of Pesos on any one of the five Business Days immediately preceding such date of determination, with respect to such foreign currency amount, as reported by Banco de la Nación Argentina or as reported by Bloomberg LP, Reuters Group PLC or (if such information is not reported by Bloomberg LP or Reuters Group PLC) such other internationally recognized service for the publication of exchange rate data or information, as the Company may reasonably determine; provided, however, that if exchange rate data or information is not available as of such date of determination as a result of market conditions or otherwise, then the Peso Equivalent shall be determined by reference to exchange rate data or information that is available on any such date chosen by the Company during any such five Business Day period immediately preceding such date of determination.

“Place of Payment” has the meaning specified in Section 3.6(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Paying Agent” has the meaning specified in the preamble to this Indenture.

“Project Financing” means any financing of the acquisition, construction and/or development of any properties in connection with a project (a) if the Person or Persons providing such financing agree expressly to, or by operation of the relevant financing documents, look to the properties so financed and the revenues to be generated by the operation of, or loss or damage to, such properties (except to the extent set forth in clause (b)) as the sole source of repayment for the moneys advanced and (b) for which there is no recourse to the Company or its Subsidiaries other than (i) recourse to the relevant project finance Subsidiary or (ii) recourse to the equity investment, equity commitment, completion guaranty, funded debt investment or debt funding commitment of the Company or its Subsidiaries in such project, which recourse in each case shall be in a fixed or capped amount (and which investment or funding commitment shall otherwise be permitted by the terms of the Notes).

“Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“Public Emergency Law” means the Public Emergency and Foreign Exchange System Reform Law No. 25,561, as amended, and the decrees and regulations issued thereunder.

“Rating Agency” means Fitch, Moody’s and S&P, or if any of Fitch, Moody’s or S&P shall not make a rating on the Notes publicly available, such other nationally recognized statistical rating organization (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) as the Company may select (as certified by a resolution of the Board of Directors of the Company) as a replacement agency for Fitch, Moody’s or S&P or each of them, as the case may be.

“Rating Downgrade” means the occurrence, at any time within 90 days after the earlier of the date of public notice of the occurrence of a Change of Control or of the Company’s intention to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), of any of the following events expressly stated by the applicable Rating Agency to have been as a result of such Change of Control (i) at least two of the Rating Agencies on the date of such public notice, the rating of the Notes by at least two Rating Agency shall be below an Investment Grade Rating; (ii) in the event the Notes have an Investment Grade Rating by any, but not two or more, of the Rating Agencies on the date of such public notice, the rating of the Notes by such Rating Agency shall be changed to below an Investment Grade Rating; or (iii) in the event the Notes are rated below an Investment Grade Rating by at least two of the Rating Agencies prior to such public notice, the rating of the Notes by at least two Rating Agency shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

“Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture or the terms and conditions of such Note.

“Refinance” means, in respect of any Indebtedness, to issue any Indebtedness in exchange for or to refinance, replace, defease or refund such Indebtedness in whole or in part. “Refinanced” and “Refinancing” have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary issued to Refinance any other Indebtedness of the Company or a Restricted Subsidiary so long as:

(1)
the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or initial accreted value, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company in connection with such Refinancing);

(2)	such new Indebtedness has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced;

(3)	if the Indebtedness being Refinanced is:

(a)	Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness of the Company, as the case may be;

(b)	Indebtedness of a Restricted Subsidiary, then such Refinancing Indebtedness shall be Indebtedness of the Company and/or such Restricted Subsidiary; and

(c)
Subordinated Indebtedness or Deferred Interest Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registered Notes” means Notes that have been registered pursuant to the Securities Act.

“Registrar” has the meaning specified in the preamble to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes of any series means the date specified for that purpose as contemplated by Section 3.1.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Regulation S Certificate” means a certificate substantially in the form specified in Annex A.

“Regulation S Global Note” has the meaning specified in Section 2.2.

“Regulation S Legend” means the legend required to be placed upon a Regulation S Global Note.

“Regulation S Notes” means all Notes issued pursuant to Regulation S (or whose predecessor Note was issued pursuant to Regulation S).  Such term includes the Regulation S Global Note.

“Related Business” means a business in the gas and energy industry or in the lines of business in which the Company or its Subsidiaries are engaged as of the Issue Date, and any other business on which the Company may be engaged as permitted under the by-laws of the Company.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 10.2.

“Responsible Officer”, shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Note” has the meaning specified in Section 2.3.

“Restricted Notes” means all Notes required pursuant to Section 3.6(c) to bear a Restricted Notes Legend.  Such term includes the Restricted Global Note.

“Restricted Notes Certificate” means a certificate substantially in the form specified in Annex B.

“Restricted Notes Legend” means the legend required to be placed upon a Restricted Note.

“Restricted Payment” means, with respect to the Company or any of its Restricted Subsidiaries, (i) any dividend (other than dividends payable solely in shares of the Company’s common stock or the common stock of any of such Subsidiaries so long as such dividends do not result in any dilution of the Company’s ownership interest in such Subsidiary, as the case may be) or other distribution (whether in cash, securities or other property) with respect to any shares of any class of the Company’s capital stock or that of any of its Restricted Subsidiaries, in each case, which shares of capital stock are held by Persons other than (A) the Company, in the case of its Restricted Subsidiaries, or (B) Restricted Subsidiaries, in the case of such Restricted Subsidiaries’ respective Restricted Subsidiaries, or (ii) the making of any principal payment on, or the repurchase, redemption, defeasance or other acquisition or retirement for value of any such shares of capital stock or any option, warrant or other right to acquire any such shares of capital stock of the Company or any of its Restricted Subsidiaries, (iii) the making of any principal payment on, or the repurchase, redemption, defeasance or other acquisition or retirement for value of, prior to any scheduled principal payment, sinking fund payment or maturity, any Indebtedness of the Company that is by its terms subordinated to the Notes, or (iv) the making of any Investment.

“Restricted Subsidiary” means any Subsidiary of the Company (including the Company) that is not an Unrestricted Subsidiary.

“Revocation” has the meaning specified in Section 10.15.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies Inc. or any successor thereto.

“Sale and Leaseback Transaction” means any arrangement with any Person (other than the Company or a Subsidiary), or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary for a period of more than three years of any property or assets which property or assets have been or are to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person (other than the Company or a Subsidiary) to which funds have been or are to be advanced by such Person on the security of the leased property or assets.

“Securities Act” means the U.S. Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time and the rules and regulations promulgated thereunder.

“Securities Act Legend” means a Restricted Notes Legend or a Regulation S Legend.

“Senior Indebtedness” means the Notes and any other Indebtedness of the Company or any Subsidiary that ranks equal in right of payment with the Notes.

“Significant Subsidiary” means, at any relevant time, any of the Company’s Restricted Subsidiaries which is a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.8.

“Specified Currency” has the meaning specified in Section 5.16.

“Stated Maturity” means, when used with respect to any Note or any installment of principal thereof or interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Statutory Auditor” means the internal auditors (síndicos) of the Company appointed pursuant to Section 284 of the Argentine Corporations Law No. 19,550.

“Subordinated Indebtedness” means, with respect to the Company or any Restricted Subsidiary, any Indebtedness of the Company or such Restricted Subsidiary, as the case may be, which is expressly subordinated in right of payment to the Notes.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is Controlled, directly or indirectly, by the Company or by one or more of its other Subsidiaries, or by the Company and one or more of its other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Suspended Covenants” has the meaning specified in Section 10.17.

“Taxes” has the meaning specified in Section 10.2.

“Technical Assistance Agreement” means the technical, financial and operational assistance service agreement, dated as of December 28, 2017, between the Company and Pampa Energía S.A., and any replacement or substitution thereof, in each case, as may be amended, amended and restated or otherwise modified from time to time.

“Temporary Cash Investments” means any of the following:

(1)	any investment in direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof;

(2)
investments in time deposit accounts, certificates of deposit and money market deposits issued by a bank or trust company that is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States (in all events not excluding Argentina) having capital, surplus and undivided profits aggregating in excess of US$50.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated “A” (or such similar equivalent rating, including similar equivalent ratings in foreign countries) or higher by at least one Nationally Recognized Statistical Rating Organization;

(3)
(a) demand deposits, (b) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (c) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (d) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof or under the laws of any member state of the European Union, or under the laws of any country in which the Company has operations in each case whose head office’s senior short term debt is rated “BBB+” or higher or such similar equivalent or higher rating by at least one Rating Agency or whose local national scale rating for senior short term debt is BBB+ or higher or such similar equivalent or higher rating; and provided, further, that in the event that no bank or trust company in such country has a local rating of BBB+ or higher or such similar equivalent or higher rating, then this clause shall apply to the three highest rated banks in the relevant country;

(4)
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(5)
investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States, Argentina or any other foreign country recognized by the United States with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating, including similar equivalent ratings in foreign countries);

(6)
investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or any member of the Organization for Economic Co-operation and Development, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s (or such similar equivalent rating);

(7)	investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by Argentina; and

(8)	investments in money market funds substantially all the assets of which are comprised of investments of the types described in clauses (1) through (7) above.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the preamble to this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes of any series shall mean the Trustee with respect to Notes of that series.

“Trustee’s Representative” has the meaning specified in Section 1.5.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company Designated as such by the Board of Directors of the Company pursuant to Section 10.15 (which Designation may be revoked by a resolution of the Board of Directors of the Company, subject to the provisions of such covenant), and (ii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Dollar Equivalent” means, as of any date of determination and with respect to any non-U.S. Dollar-denominated amount, the amount of U.S. Dollars obtained by converting such foreign currency into U.S. Dollars at the exchange rate for the selling of U.S. Dollars on the Business Day immediately preceding such date of determination, (i) with respect to Pesos, as reported by Banco de la Nación Argentina, and (ii) with respect to any other currency, as reported by Bloomberg LP, Reuters Group PLC or (if such information is not reported by Bloomberg LP or Reuters Group PLC) such other internationally recognized service for the publication of exchange rate data or information, as the Company may reasonably determine; provided, however, that if exchange rate data or information is not available as of such date of determination as a result of market conditions or otherwise, then the U.S. Dollar Equivalent shall be determined by reference to exchange rate data or information that is available on the first Business Day immediately preceding such date of determination.

“U.S. Dollars”, “United States Dollars”, “US$” and the symbol “$” each mean the lawful currency of the United States of America.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and that are not callable or redeemable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

(i)	the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into;

(ii)	the sum of the products obtained by multiplying:

(a)
the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(b)	the number of years (calculated to the nearest one-twelfth) which shall elapse between such date and the making of such payment.

1.2	Compliance Certificates and Opinions

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate and an Opinion of Counsel.  Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture, provided, however, that no such Opinion of Counsel shall be delivered with respect to the authentication and delivery of any Notes on the initial Issue Date.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)
a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

1.3	Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.4	Acts of Holders; Record Dates

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders, must be given, made or taken pursuant to a meeting of such Holders in accordance with the requirements of Section 9.6; provided, however, that, notwithstanding anything herein to the contrary, to the extent permitted by Argentine law (as of the date hereof or in the future), any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holder signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Notes shall be proved by the Note Register.

Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Note, whether taken pursuant to a meeting of Holders or pursuant to an Act of Holders, shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

The Company may, in accordance with applicable provisions of Argentine law, if any, set any day as a record date for the purpose of determining the Holders of Outstanding Notes of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes of such series; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Notes of such series on such record date.  Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes of the relevant series in the manner set forth in Section 1.6.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7 or (iv) any direction referred to in Section 5.12, in each case with respect to Notes of such series.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes of such series on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes of the relevant series in the manner set forth in Section 1.6.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes of the relevant series in the manner set forth in Section 1.6, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

In addition, record dates for a Global Note may be set in accordance with the Applicable Procedures of the Depositary.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

1.5	Notices, Etc., to Trustee and Company

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)
the Trustee or Co-Registrar by any Holder or by the Company or the Registrar shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee or Co-Registrar at its Corporate Trust Office, Attention: Corporate Trust, or

(2)
the Registrar by any Holder or by the Company, the Trustee or the Co-Registrar shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Registrar at its principal office currently located at Bartolome Mitre 480, Buenos Aires, Argentina, or

(3)
the Company by the Trustee, Co-Registrar, Registrar or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office located at Don Bosco 3672, 5th Floor, Buenos Aires (C1206ABF), Argentina, Attention:  Leandro Perez Castaño, or at any other address previously furnished in writing to the Trustee by the Company.

Banco Santander Río S.A., with domicile in Bartolomé Mitre 480, City of Buenos Aires, República Argentina, will act as the Trustee’s representative (the “Trustee’s Representative”) in Argentina solely for the purpose of receiving communications in respect of this Indenture or the Notes from Argentine residents or the CNV.

1.6	Notice to Holders; Waiver

Where this Indenture provides for notice to Holders (other than any Holder whose address, as it appears in the Note Register, is located in Argentina) of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by U.S. first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed hereunder or in the terms of the relevant Notes for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notice to Holders whose addresses, as they appear in the Note Register, are located in Argentina shall be deemed to have been duly given if made in accordance with the methods described in clauses (i), (iii) or (iv) of the following sentence.  Notice to Holders shall also be published as follows: (i) in a leading newspaper having general circulation in Buenos Aires, Argentina (which is expected to be La Nación, El Cronista Comercial or Ámbito Financiero) and, to the extent required by Argentine law, in the Official Gazette of Argentina; (ii) as long as any Notes of the relevant series are listed on the BYMA, and the rules of such exchange so require, in the Daily Bulletin of the BYMA; (iii) as long as any Notes of the relevant series are listed on any other stock exchange, as required by such stock exchange; and (iv) in any other manner required by the provisions of the Negotiable Obligations Law.

In case by reason of the suspension or irregularities of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Notice to be given by any Holder shall be in writing and given by forwarding the same to the Trustee or Paying Agent.  With respect to any Notes that are represented by a Global Note, such notice may be given by any owner of an interest in such Global Note to the Trustee or any such Paying Agent via DTC in such manner as the Trustee or Paying Agent, as the case may be, and DTC may approve for such purpose.

The Trustee, the Co-Registrar, the Registrar, any Paying Agent, any Transfer Agent or any agent of any of such entities may conclusively rely on the records of DTC, Euroclear, Clearstream or Luxembourg, as applicable, as to the identity of owners of beneficial interests in each Global Note and the principal amounts beneficially owned.

1.7	Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.8	Successors and Assigns

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

1.9	Separability Clause

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.10	Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.11	Governing Law

The Negotiable Obligations Law shall govern the requirements for the Notes to qualify as obligaciones negociables (“negotiable obligations”) thereunder.  The Negotiable Obligations Law, together with the Argentine Companies Law No. 19,550, as amended, the Public Offering Law 17,811, the Argentine Law No. 26,831, Federal Resolution No. 622/13 issued by the CNV as amended and supplemented (the “CNV Rules”), the Joint Resolution Nº470-1738/2004 as amended by Joint Resolution Nº 500-2222/2007 issued by the CNV and the Argentine Administración Federal de Ingresos Publicos (the Argentine Tax Authority) and other applicable Argentine laws and regulations shall govern the Company’s capacity and corporate authorization to execute and deliver the Notes, the public offering of the Notes in Argentina, matters relating to meetings of Holders and the statute of limitations.  All other matters with respect to the Notes and this Indenture including, without limitation, the rights, powers, duties, and protections of Delaware Trust Company,  shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

1.12	Legal Holidays

If a payment date for the Notes falls on a day that is not a Business Day, payment of principal (and premium, if any) and interest with respect to such Notes will be made on the next succeeding Business Date with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date. Postponement of this kind will not result in a default under the Notes or the Indenture. No interest will accrue on the postponed amount from the original due date to the next Business Day.

1.13	Waiver of Jury Trial

EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

1.14	Currency of Payment

U.S. dollars are the sole currency of account and payment for all sums payable under or in connection with amounts owed by the Company under the Notes.

The Company waives the right to invoke any defense of payment impossibility (including any defense under Section 1091 of the Argentine Civil and Commercial Code), impossibility of paying in U.S. dollars (assuming liability for any force majeure or act of God), or similar defenses or principles (including, without limitation, equity or sharing of efforts principles).

In addition, the Company acknowledges that Section 765 of the Argentine Civil and Commercial Code is not applicable with respect to any payments to be performed in connection with the Notes and forever and irrevocably waives any right that might assist it to allege that any payments in connection with the Notes could be payable in any currency other than in U.S. dollars, and therefore waives and renounces to applicability thereof to any payments in connection with the Notes.

In the event that any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company shall seek to pay all amounts payable under the Notes either (i) by purchasing at market price securities of any series of U.S. dollar denominated Argentine sovereign bonds or any other securities or private or public bonds issued in Argentina, and transferring and selling such instruments outside Argentina, to the extent permitted by applicable law, or (ii) by means of any other reasonable means permitted by law in Argentina, in each case, on such payment date. All costs and taxes payable in connection with the procedures referred to in clauses (i) and (ii) above shall be borne by the Company.

1.15	Consent to Jurisdiction and Service of Process

The Company irrevocably consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, or any Argentine court sitting in Buenos Aires, Argentina, including the ordinary courts for commercial matters and, if the Notes are listed on the BYMA, the Tribunal de Arbitraje General de la Bolsa de Comercio de Buenos Aires (Permanent Arbitral Tribunal of the BYMA) under the provisions of Article 46 of the Argentine Capital Markets Law and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Indenture or the Notes.  The Company irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action, or proceeding that may be brought in connection with this Indenture or the Notes in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.  The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company or its assets or properties is subject by a suit upon such judgment; provided, that service of process is effected upon the Company in the manner provided by this Indenture.

The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture or the Notes against the Company (a) in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City may be made upon C T Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process and (b) in any competent court in Argentina or in the arbitrators’ tribunal of the BYMA in Argentina, may be made at the Company’s legal domicile at Don Bosco 3672, 5th floor, (C1206ABF) Buenos Aires, Argentina.  The Company represents and warrants that C T Corporation System has agreed to act as the Company’s agent for service of process.  The Company agrees that such appointment shall be irrevocable so long as any of the Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in the State of New York as its authorized agent for such purposes and the acceptance of such appointment by such successor.  The Company further agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect as aforesaid.  If C T Corporation System shall cease to act as the Company’s agent for service of process, the Company shall appoint without delay another such agent and provide notice to the Trustee of such appointment.  With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon C T Corporation System, as the authorized agent for the Company for service of process and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

1.16	Resignation and Appointment of Agents

The Company may terminate at any time the appointment of any or all of the Registrar, Co-Registrar, Principal Paying Agent, and any Paying Agent and any Transfer Agent, with or without cause, by giving to the Registrar, Co-Registrar, Principal Paying Agent, Paying Agent or the Transfer Agent, as the case may be, at least 90 days’ prior written notice to that effect; provided, that (i) in the case of termination of the appointment of the Registrar or the Co-Registrar, no such notice shall take effect until a new Registrar or Co-Registrar, as the case may be, has been appointed and has accepted such appointment, and (ii) the effective date of such termination may not occur within 21 days before or after an Interest Payment Date nor during such time as an Event of Default shall have occurred and be continuing.

The Registrar, Co-Registrar, Principal Paying Agent, any Paying Agent, and any Transfer Agent may at any time resign from such capacities by giving written notice to the Company, specifying the date on which its desired resignation shall become effective, provided, however, that (i) such date shall never be less than 45 days from the date on which such notice is received by the Company, unless the Company agrees to accept less notice, (ii) the effective date of such resignation may not occur within 21 days before or after an Interest Payment Date and (iii) in any event, the resignation may not take effect prior to the appointment of a successor Registrar, Co-Registrar, Principal Paying Agent, Paying Agent or Transfer Agent, as the case may be, and the acceptance thereof of such appointment.

If the Registrar, Co-Registrar, Principal Paying Agent, any Paying Agent or any Transfer Agent, as the case may be, resigns or is removed and the Company has not appointed a successor agent within 15 days of the expiration of the relevant notice, then the relevant Registrar, Co-Registrar, Principal Paying Agent, Paying Agent, or Transfer Agent, as the case may be, may appoint, or may petition a court of competent jurisdiction for the appointment of, a reputable institution as the successor agent at the expense of the Company.  Upon its removal or resignation, the Registrar, Co-Registrar, Principal Paying Agent, any Paying Agent or any Transfer Agent, as the case may be, shall be entitled to the payment by the Company of its compensation and indemnification for the services rendered hereunder.

As long as it is required by Argentine law or by the CNV, the Company shall maintain a registrar, a paying agent, a transfer agent and a representative of the Trustee in Buenos Aires, Argentina.  Initially, Banco Santander Río S.A. shall act as such Registrar, Paying Agent, Transfer Agent and representative of the Trustee in Buenos Aires, Argentina.

The Company shall give notice of each resignation and each removal of any Paying Agent or Transfer Agent with respect to Notes of any series and each appointment of a successor Paying Agent or Transfer Agent with respect to the Notes of any series to all Holders of Notes of such series in the manner provided in Section 1.6, to the CNV and to any stock exchange on which any Notes are then listed or traded.

1.17	Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

2.	FORM OF NOTES

2.1	Forms Generally

The Notes of each series shall be substantially in the form established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.  If the form of Notes of any series is established by action taken pursuant to a Board Resolution, the Company shall deliver such Board Resolution to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Notes. The form of Notes shall include at least: (i) the names, address, date and place of incorporation of the Company, (ii) the series, order, and the value that it represents, (iii) the amount of issuance and currency, (iv) the nature of collateral (if applicable), (v) conditions of amortization of capital (if applicable) and payment of interest, (vi) the date and (vii) the name or corporate name of the subscriber.

The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner permitted by the rules under any applicable securities law or of any securities exchange on which the Notes may be listed and subject to the prior approval of the CNV where applicable, all as determined by the director and Statutory Auditor of the Company executing such Notes, as evidenced by their execution of such Notes.

2.2	Regulation S Global Note

Notes of a series to be issued and sold in transactions outside the United States in reliance on Regulation S shall be issued in the form of one or more Global Notes in fully registered form without interest coupons (the “Regulation S Global Notes”), with such legends as may be applicable thereto, which shall be deposited on behalf of the subscribers for the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee in the manner set forth in Section 3.3 hereof.  Until the expiration of the Distribution Compliance Period, interest in such Regulation S Global Note may only be held by the Agent Members of Euroclear and Clearstream, Luxembourg, unless transfer and delivery is made in the form of an interest in the Restricted Global Note (as defined below) in accordance with the requirements set forth in Section 3.6(b)(ii).  The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as the case may be, as hereinafter provided.

2.3	Restricted Global Note

To the extent Notes of a series constitute “restricted securities” as defined under Rule 144 under the Securities Act, such Notes shall be issued in the form of Global Notes in fully registered form without interest coupons (the “Restricted Global Notes” and, together with the Regulation S Global Note, the “Global Notes”), with such legends as may be applicable thereto, which shall be deposited on behalf of the subscribers for the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee in the manner set forth in Section 3.3. hereof.  The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as the case may be, as hereinafter provided.

2.4	Form of Trustee’s Certificate of Authentication

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By .
Authorized Signatory

3.	THE NOTES

3.1	Amount Issuable in Series

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture from time to time is unlimited.

The Notes may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series,

(1)	the title of the Notes of the series (which shall distinguish the Notes of the series from Notes of any other series);

(2)
any limit upon the aggregate principal amount of the Notes of the series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 3.4, 3.5, 3.6, 3.7, 9.5 or 11.4(1) and except for any Notes which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

(3)
the Person to whom any interest on a Note of the series shall be payable, if other than the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest;

(4)	the date or dates on which the principal of any Notes of the series is payable;

(5)
the rate or rates at which any Notes of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(6)	the place or places where the principal of and any premium and interest on any Notes of the series shall be payable and the manner in which any payment may be made;

(7)
the period or periods within which, the price or prices at which and the terms and conditions upon which any Notes of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Notes shall be evidenced;

(8)
the obligation, if any, of the Company to redeem or purchase any Notes of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Notes of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)	if other than denominations of US$150,000 and integral multiples of US$1,000 thereafter, the denominations in which any Notes of the series shall be issuable;

(10)
if the amount of principal of or any premium or interest on any Notes of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(11)
if other than the currency of the United States of America, the Specified Currency in which the principal of or any premium or interest on any Notes of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 1.1;

(12)
if the principal of or any premium or interest on any Notes of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Notes are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Notes as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13)
if other than the entire principal amount thereof, the portion of the principal amount of any Notes of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

(14)
if the principal amount payable at the Stated Maturity of any Notes of the series shall not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Notes as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15)
if applicable, that the Notes of the series, in whole or any specified part, shall be defeasible pursuant to Section 13.2 or Section 13.3 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Notes shall be evidenced;

(16)
if applicable, that any Notes of the series shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective Depositaries for such Global Notes, the form of any legend or legends which shall be borne by any such Global Note and any circumstances in addition to or in lieu of those set forth in Section 3.6 in which any such Global Note may be exchanged in whole or in part for Notes registered, and any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Note or a nominee thereof;

(17)
any addition to or change in the Events of Default which applies to any Notes of the series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 5.2;

(18)	any addition to or change in the covenants set forth in Article Ten which applies to Notes of the series; and

(19)	any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1(4)).

All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Director of Legal and Regulatory Affairs of the Company or any Senior Counsel of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

3.2	Denominations

The Notes of each series shall be issuable only in fully registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.1.  In the absence of any such specified denomination with respect to the Notes of any series, the Notes of such series shall be issuable in denominations of US$150,000 and integral multiples of US$1,000 thereafter.

3.3	Execution, Authentication, Delivery and Dating

The Notes shall be executed on behalf of the Company by a director and a Statutory Auditor of the Company (the “Authorized Officers”).  The signature of any of these officers on the Notes may be manual or facsimile, subject in the latter case to the receipt of any required approval by the CNV.

Notes bearing the manual or facsimile signatures of individuals who were at the time of execution of the Notes the proper Authorized Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes. If the form or terms of the Notes of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating:

(1)	if the form of such Notes has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;

(2)
if the terms of such Notes have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and

(3)
that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, shall constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture shall affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Notes of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Note of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Note of such series to be issued, provided, however, that no such Opinion of Counsel shall be delivered with respect to the authentication and delivery of any Notes on the initial Issue Date.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory of the Trustee, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

3.4	Temporary Notes

If permitted by Argentine law, pending the preparation of definitive Notes of any series, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes of any series are issued, the Company shall cause definitive Notes of that series to be prepared without unreasonable delay. After the preparation of definitive Notes of such series, the temporary Notes of such series shall be exchangeable for definitive Notes of such series upon surrender of the temporary Notes of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series and tenor.

3.5	Global Notes

(a)
Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(b)
Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (B) has ceased to be a clearing agency registered as such under the Exchange Act, or (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Note, and, in the case of both (i) and (ii), the Company executes and delivers to the Trustee a Company Order stating that all Global Notes shall be exchanged in whole for Notes that are not Global Notes (in which case such exchange shall be effected by the Trustee).

(c)
If any Global Note is to be exchanged for other Notes or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Co-Registrar, for exchange or cancellation as provided in this Article Three.  If any Global Note is to be exchanged for other Notes or cancelled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, then either (i) such Global Note shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Co-Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records.  Upon any such surrender or adjustment of a Global Note, the Trustee shall, subject to Section 3.5(b) and as otherwise provided in this Article Three, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative.  Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes.  The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

(d)
Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article Three, Section 9.5, Section 11.4(1) or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

(e)
The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures.  Accordingly, any such owner’s beneficial interest in a Global Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members; provided, however, that, notwithstanding the foregoing, a beneficial owner of a Global Note shall have the right (i) to obtain evidence of its beneficial ownership interest in a Global Note in accordance with section 129 of the Argentine Capital Markets Law, from any securities clearing service or collective deposit system, including DTC, Euroclear, Clearstream and Luxembourg, as applicable, and (ii) with such evidence to pursue remedies against the Company and assert rights in a legal action brought in Argentina under Argentine law in respect of its beneficial ownership interest in such a Global Note (including the right to initiate summary proceedings (acción ejecutiva) in Argentina in the manner provided by the Negotiable Obligations Law with respect thereto), and for such purposes such beneficial owner shall be treated as the owner of that portion of the Global Note which represents its beneficial ownership interest therein.

3.6	Registration, Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges; Securities Act Legends

(a)	Registration, Registration of Transfer and Exchange Generally

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a place of payment (the “Place of Payment”) being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby appointed Co-Registrar and Banco Santander Río S.A. (at its principal office in Buenos Aires, Argentina) is hereby appointed as Registrar for the purpose of registering the Notes and transfers and exchanges of Notes as herein provided.  The Note Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.  The Co-Registrar shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Co-Registrar of any registration of ownership, exchange or transfer of Notes. As long as it is required by Argentine law or by the CNV, the Registrar shall keep a duplicate of the Note Register in the Spanish language in Argentina.

Upon surrender for registration of transfer of any Note of a series at an office or agency of the Company designated pursuant to Section 10.3 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of a like tenor and aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder, Notes may be exchanged for other Notes of the same series of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes, surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 3.4, 9.5 and 11.4(1) not involving any transfer.

If the Notes of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Note of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes selected for redemption under Section 11.3 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(b)	Certain Transfers and Exchanges

Notwithstanding any other provision of this Indenture or the Notes, so long as Notes remain Outstanding, transfers and exchanges of Notes and beneficial interests in a Note of the kinds specified in this Section 3.6(b) shall be made only in accordance with this Section 3.6(b).

(i)	Restricted Global Note to Regulation S Global Note

If Notes of a series are issued in the form of a Regulation S Global Note and a Restricted Global Note, and if the owner of a beneficial interest in the Restricted Global Note wishes at any time to exchange its interest in such Restricted Global Note for an interest in a Regulation S Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this subclause (b)(i) and subclause (b)(vii) below and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Transfer Agent, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Restricted Global Note in an equal principal amount be debited from another specified Agent Member’s account and (B) a Regulation S Certificate, substantially in the form attached as Annex A hereto and duly executed by the owner of such beneficial interest in the Restricted Global Note or his attorney duly authorized in writing, then the Trustee, as Transfer Agent, but subject to subclause (b)(vii) below, shall reduce the principal amount of the Restricted Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount as provided in Section 3.5(c).

(ii)	Regulation S Global Note to Restricted Global Note

If Notes of a series are issued in the form of a Regulation S Global Note and a Restricted Global Note, and if the owner of a beneficial interest in the Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in a Restricted Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this subclause (b)(ii) and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Transfer Agent, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from another specified Agent Member’s account and (B) if such transfer is to occur during the Distribution Compliance Period, a Restricted Notes Certificate substantially in the form attached as Annex B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Note or his attorney duly authorized in writing, then the Trustee, as Transfer Agent, shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Restricted Global Note by such specified principal amount as provided in Section 3.5(c).

(iii)	Restricted Non-Global Note to Restricted Global Note or Regulation S Global Note

If the Holder of a Restricted Note (other than a Global Note) wishes at any time to exchange its interest in such Restricted Note for an interest in a Restricted Global Note or Regulation S Global Note or transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this subclause (b)(iii) and subclause (b)(vii) below and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Transfer Agent, of (A) such Note as provided in Section 3.6(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member’s account and (B) a Restricted Notes Certificate, substantially in the form attached as Annex B hereto, if the specified account is to be credited with a beneficial interest in the Restricted Global Note, or a Regulation S Certificate, substantially in the form attached as Annex A hereto, if the specified account is to be credited with a beneficial interest in the Regulation S Global Note, in either case satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee, as Transfer Agent but subject to subclause (b)(vii) below, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) as provided in Section 3.6(a) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount as provided in Section 3.5(c).

(iv)	Regulation S Non-Global Note to Restricted Global Note or Regulation S Global Note

If the Holder of a Regulation S Note (other than a Global Note) wishes at any time to exchange its interest in such Regulation S Note for an interest in a Restricted Global Note or Regulation S Global Note or transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with this subclause (b)(iv) and subclause (b)(vii) below and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Transfer Agent, of (A) such Note as provided in Section 3.6(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member’s account and (B) if such transfer is to occur during the Distribution Compliance Period and (C) the specified account is to be credited with a beneficial interest in the Restricted Global Note, a Restricted Notes Certificate substantially in the form attached as Annex B hereto, satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee, as Transfer Agent but subject to subclause (b)(vii) below, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) as provided in Section 3.6(a) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount as provided in Section 3.5(c).

(v)	Non-Global Note to Non-Global Note

A Note that is not a Global Note may be transferred, in whole or in part, to a Person who takes delivery in the form of another Note that is not a Global Note as provided in Section 3.6(a), provided, that if the Note to be transferred in whole or in part is a Restricted Note, or is a Regulation S Note and the transfer is to occur during the Distribution Compliance Period, then the Trustee shall have received (A) a Restricted Notes Certificate substantially in the form attached as Annex B hereto, and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Note, or (B) a Regulation S Certificate, substantially in the form attached as Annex A hereto, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Note (subject in each case to Section 3.6(c)).

(vi)	Exchanges between Global Note and Non-Global Note

A beneficial interest in a Global Note may be exchanged for a Note that is not a Global Note as provided in Section 3.5, provided, that if such interest is a beneficial interest in a Restricted Global Note, or if such interest is a beneficial interest in a Regulation S Global Note and such exchange is to occur during the Distribution Compliance Period, then such interest shall be exchanged for a Restricted Note (subject in each case to Section 3.6 (c)). A Note that is not a Global Note may be exchanged for a beneficial interest in a Global Note only if (A) such exchange occurs in connection with a transfer effected in accordance with subclauses (b)(iii) or (b)(iv) above or (B) such Note is a Regulation S Note and such exchange occurs after the Distribution Compliance Period.

(vii)	Regulation S Global Note to Be Held Through Euroclear or Clearstream, Luxembourg during Distribution Compliance Period

The Company shall use its commercially reasonable efforts to cause the Depositary to ensure that, until the expiration of the Distribution Compliance Period, beneficial interests in a Regulation S Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream, Luxembourg (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided, that this Clause (b)(vii) shall not prohibit any transfer or exchange of such an interest in accordance with Clause (b)(ii) or (vi) above.

(viii)	Miscellaneous

The Trustee shall have no obligations or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

(c)	Securities Act Legends

Restricted Notes and their respective Successor Notes shall bear a Restricted Notes Legend, and Regulation S Notes and their Successor Notes shall bear a Regulation S Legend, subject to the following:

(i)
subject to the following subclauses of this Section 3.6(c), a Non-Global Note or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Securities Act Legend borne by such Global Note while represented thereby;

(ii)
subject to the following subclauses of this Section 3.6(c), a Non-Global Note issued in exchange for another Note (including a Global Note) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Note, provided, that, if such new Note is required pursuant to Section 3.6(b)(v) or (vi) to be issued in the form of a Restricted Note, it shall bear a Restricted Notes Legend and, if such new Note is so required to be issued in the form of a Regulation S Note during the Distribution Compliance Period, it shall bear a Regulation S Legend;

(iii)	Registered Notes shall not bear a Securities Act Legend;

(iv)
in the event the Trustee has received a written opinion of U.S. counsel in a form satisfactory to the Trustee stating that the Notes are not “Restricted Securities” as defined by Rule 144(a)(3) under the Securities Act, a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend, and after such date and receipt of such opinion, the Trustee upon receipt of a Company Order shall authenticate and deliver such a new Note in exchange for or in lieu of such other Note as provided in this Article Three;

(v)
a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if (a) the Holder of such Note provides the Company with an Unrestricted Notes Certificate, substantially in the form attached as Annex C hereto, satisfactory to the Company and duly executed by such Holder or his attorney duly authorized in writing and (b) in the Company’s judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver such a new Note as provided in this Article Three; and

(vi)
notwithstanding the foregoing provisions of this Section 3.6(c), a Successor Note of a Note that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Note is a “Restricted Security” within the meaning of Rule 144(a)(3), in which case the Trustee, upon receipt of a Company Order, shall authenticate and deliver a new Note bearing a Restricted Notes Legend in exchange for such Successor Note as provided in this Article Three.

(d)
All the provisions and undertakings set forth above concerning registration of ownership, exchange and transfer of the Notes shall be, in fact, exclusively fulfilled by Delaware Trust Company acting as Co-Registrar, Principal Paying Agent and Transfer Agent.  In the event that Banco Santander Río S.A. is required to carry out any of the obligations related to the registration of ownership, or exchange and transfer of Notes, as required by Argentine law and by the CNV, it can delegate such duties on any other entity acting in Argentina with legal capacity to carry them out in compliance with this Indenture and laws and regulations in force in Argentina.  To do so, the Registrar, Paying Agent and Transfer Agent shall promptly notify the Company and the Co-Registrar about that circumstance, in order that the Company appoints the entity it deems appropriate to assume the Registrar’s obligations.  Once the appointment is made, and such is accepted by the appointed entity, the Registrar shall not be liable for the breach of any of the obligations assumed by the delegate registrar according to this Indenture and shall be indemnified  by the Company for and held harmless against, any and all losses, damages, liabilities, judgments, claims, causes of action, costs and expenses (including fees and disbursements of legal counsel) incurred directly or indirectly, without negligence or bad faith on their part, duly declared as such by a final resolution of a competent court, arising out of or in connection with the performance of the duties assumed by the delegate registrar under this Indenture.

3.7	Mutilated, Destroyed, Lost and Stolen Notes

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

3.8	Payment of Interest; Interest Rights Preserved

Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Notes, interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date, as set forth in such Notes, for such interest.

Any interest on any Note of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)
The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Notes of such series in the manner set forth in Section 1.6, not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)
The Company may make payment of any Defaulted Interest on the Notes of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

3.9	Persons Deemed Owners

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and (subject to Section 3.8) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

3.10	Cancellation

All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  The Trustee shall dispose of all cancelled Notes in accordance with customary practices.

The Company shall not make any payment to any Holder who has instituted proceedings directly against the Company under the Negotiable Obligations Law, without giving notice to the Trustee of the certificate numbers of the Notes in respect of which such payment is to be made, and the amount to be paid in respect of each such Note.  Further, the Company shall not make any such payment without canceling or procuring the cancellation of such Notes or, in the case of partial payments not intended fully to discharge the Company’s obligations under such Notes, enfacing or procuring the enfacement of such Notes with the amount of such payment.

3.11	CUSIP Numbers

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

3.12	Payments and Paying Agents

(a)
The Company shall, by 10:00 AM (New York City time) at least one Business Day prior to each due date of the principal or premium of or interest on any Notes (including Additional Amounts), deposit with the Trustee, in its capacity as Principal Paying Agent, a sum sufficient to pay such principal, premium or interest (including Additional Amounts) so becoming due; provided that all payments of principal, interest, premium, if any, and Additional Amounts, if any, with respect to Notes represented by one or more Global Notes registered in the name of or held by or on behalf of DTC or its nominee will be made by wire transfer of immediately available funds to DTC.

(b)
Each of the Paying Agents hereby agrees (and whenever the Company shall appoint a Paying Agent with respect to the Notes other than those specified in Section 10.3, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree), subject to the provisions of this Section,

(i)
that it will hold all sums received by it as such agent for the payment of the principal of or interest on any Notes (whether such sums have been paid to it by or on behalf of the Company) in trust for the benefit of the Holders of such Notes or of the Trustee,

(ii)
that it will give the Trustee notice of any failure by the Company to make any payment of the principal of or interest on any Notes (including Additional Amounts) and any other payments to be made by or on behalf of the Company under this Indenture or such Notes when the same shall be due and payable, and

(iii)	that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in subclause (b)(ii) above.

The Company shall give, at its expense, notice of the appointment of any Paying Agents (other than those specified in the recitals to this Indenture) to the Holders as specified in Section 1.6, and to the CNV if required under Argentine Law.

The Trustee, in its capacity as the Principal Paying Agent, shall arrange with all the Paying Agents for the payment, from funds furnished by the Company to the Trustee pursuant to this Indenture, of the principal of and interest on the Notes (including Additional Amounts) and of the compensation of such Paying Agents for their services as such from funds furnished by the Company to the Trustee.  The Trustee will not be required to make payments of principal and interest on the Notes (including Additional Amounts) to Holders unless it has received such funds.

If the Company shall act as its own paying agent with respect to any Notes, it will, on or before each due date of the principal of or interest on such Notes, set aside, segregate and hold in trust for the benefit of the Holders of such Notes a sum sufficient to pay such principal or interest (including Additional Amounts) so becoming due.  The Company will promptly notify the Trustee in writing of any failure to take such action.

Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to any Notes hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Notes by the Company or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

3.13	Computation of Interest

Except as otherwise specified as contemplated by Section 3.1 for Notes of any series, interest (including additional interest or any other amount that may constitute interest) on the Notes of each series shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

4.	SATISFACTION AND DISCHARGE

4.1	Satisfaction and Discharge of Indenture

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, as to all Notes issued thereunder, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)	either

(A)
all Outstanding Notes (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.7 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the last paragraph of Section 10.4) have been delivered to the Trustee for cancellation; or

(B)	all such Notes not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable, or

(ii)	will become due and payable at their Stated Maturity within one year, or

(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Restricted Subsidiary, in the case of (B)(i), (B)(ii) or (B)(iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for the benefit of Holders, cash in U.S. dollars, in an amount sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)
no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any of its Restricted Subsidiaries are a party or by which the Company or any of its Restricted Subsidiaries are bound;

(3)	the Company or any Restricted Subsidiary has paid or caused to be paid all other sums payable hereunder by the Company or such Restricted Subsidiary; and

(4)
the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply any deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (1)(B) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.4 shall survive.

4.2	Application of Trust Money

Subject to the provisions of the last paragraph of Section 10.4, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

5.	REMEDIES

5.1	Events of Default

Event of Default, wherever used herein with respect to the Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

(1)	Non-payment. The Company fails to pay:

(a)	any principal of, or premium on, any of the Notes when due, or

(b)	Additional Amount or interest on, any of the Notes when due and such failure remains uncured for a period of 30 days; or

(2)
Breach of other obligations.  The Company does not perform or comply with any one or more of the Company’s other obligations in the Notes or the Indenture, and such default or breach continues for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(3)	Cross-acceleration. Either:

(a)
the Company or any Significant Subsidiary shall default (as principal or guarantor or other surety) in the payment of principal of any Indebtedness in the principal amount when due of at least US$50 million in the aggregate (or its equivalent in any other currency), such default shall have continued for more than any applicable period of grace and any time for payment of such amounts has not been expressly extended, and such failure to pay results in the acceleration of the final scheduled maturity thereof; or

(b)
Indebtedness of the Company or any Significant Subsidiary is accelerated by the holders thereof because of a default, and the aggregate principal amount of such accelerated Indebtedness exceeds US$50 million; or

(4)
Enforcement proceedings.  With respect to the Company, any final and non-appealable judgment or order for the payment of money in excess of US$50 million or its equivalent in other currencies (to the extent not covered by insurance as acknowledged in writing by the insurer) is rendered against the Company and such judgment or order remains undischarged or unstayed for a period of 90 days after such judgment becomes final and non-appealable; or

(5)
Bankruptcy; insolvency; etc. (a) A court having jurisdiction shall enter a decree or order for the (x) relief in respect of the Company or any Significant Subsidiaries in an involuntary case under the ABL, or (y) appointment of an administrator, receiver, trustee or intervenor for the Company or any Significant Subsidiaries for all or substantially all of the Company’s or any of its Significant Subsidiaries’ Property and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (b) the Company or any of its Significant Subsidiaries (x) commences a voluntary case under the ABL including, without limitation, any out-of-court agreement (acuerdo preventivo extrajudicial) impairing the Notes, (y) consent to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for the Company or any of its Significant Subsidiaries for all or substantially all of the Company’s or any of its Significant Subsidiaries’ Properties or (z) effect any general assignment for the benefit of creditors; or (c) a moratorium (estado de cesación de pagos) is declared in respect of any of the Company or any of its Significant Subsidiaries; or

(6)
Winding up.  A resolution is passed or adopted by the Company’s Board of Directors or shareholders, or a ruling or judgment of a Governmental Authority having jurisdiction or a court of competent jurisdiction is made, that the Company be wound up or dissolved, other than pursuant to a merger, consolidation or other transaction otherwise permitted in accordance with the terms of Section 8.1 and, in the case of any such ruling or judgment, remains unstayed and in effect for a period of 60 consecutive days; or

(7)
Revocation of License.  The License is (a) permanently revoked by an Argentine Governmental Authority (other than by expiration of its term) and such revocation has a material adverse effect on the Company or its Subsidiaries taken as a whole; or (b) suspended for a period of at least 180 consecutive days; provided, further, that a reissuance or reauthorization of the License shall not constitute a revocation or suspension.

5.2	Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 5.1) occurs and is continuing with respect to Notes of a series at the time Outstanding, then the Holders of not less than 25% in principal amount of the Notes Outstanding of the series affected by such Event of Default may declare the principal amount of the Notes of such series (or, if any Notes of that series are Original Issue Discount Notes, such portion of the principal amount of such Notes as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount of such Notes (or specified amount), together with accrued interest thereon and Additional Amounts, if any, shall become immediately due and payable.  If an Event of Default occurs and is continuing under clause (5) and (6) of Section 5.1, then the principal amount of all Notes then Outstanding and all interest accrued thereon and Additional Amounts, if any, shall become immediately due and payable without any further action or notice by the Trustee or the Holders of the Notes.  At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes of each series of Notes affected by such Event of Default, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)	the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)	all overdue interest on such series of Notes,

(B)
the principal of (and premium and Additional Amounts, if any, on) any series of Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,

(C)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and

(D)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)
all Events of Default with respect to a series of Notes, other than the non-payment of the principal of a series of Notes, which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

5.3	Collection of Indebtedness and Suits for Enforcement by Trustee

The Company covenants that if:

(1)
default is made in the payment of any Additional Amount or interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days after the date on which such payment was due and payable, or

(2)	default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and any premium) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Notes of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

As provided in the Negotiable Obligations Law, any Holder may institute proceedings directly against the Company in accordance with the provisions of the Negotiable Obligations Law for the payment of past due principal, premium, or interest (including Additional Amounts), but from the date such proceedings are instituted, the Holder of such Notes shall cease to have any rights under the trust created by these presents, or to moneys held in trust hereunder (including moneys recovered by the Trustee prior to the institution of such proceedings). The Trustee shall be entitled to assume (and it is the intention of the Company and the Trustee that it shall assume) that no such proceedings have been instituted, unless the Trustee shall have received written notice to the contrary.

No security which has been the subject of proceedings under the Negotiable Obligations Law may be presented to a Paying Agent or Registrar and Co-Registrar for payment or replacement but in such circumstances the Company shall make separate arrangements for payment directly to the Holder of each such Note.  If any Holder, having instituted proceedings directly against the Company in accordance with the provisions of the Negotiable Obligations Law, subsequently disposes of the Note forming the subject matter of such proceedings, the cessation of the rights under the trust created by these presents occurring upon the institution of such proceedings, shall inure in relation to the purchaser of such Note.  Upon written notification by the Company of any such proceedings, the Trustee shall give notice to the Paying Agents and the Registrar and Co-Registrars of the serial numbers of those Notes forming the subject matter of such proceedings and the Paying Agents and Registrar and Co-Registrars shall make such serial numbers available to any Holder or potential Holder upon its request.

5.4	Trustee May File Proofs of Claim

In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act (as if it had applied to the Notes issued hereunder) in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

5.5	Trustee May Enforce Claims Without Possession of Notes

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

5.6	Application of Money Collected

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:	To the payment of all amounts due the Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent under Section 6.7; and

SECOND:
To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively.

5.7	Limitation on Suits

Except as provided in Section 5.8 and the last two paragraphs of Section 5.3, no Holder of any Note of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)	such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of that series;

(2)
the Holders of not less than 25% in principal amount of the Outstanding Notes of that series shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)	such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)
no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of (i) in the case of a continuing Event of Default specified in clause (1) of Section 5.1, the Outstanding Notes of that series, (ii) in the case of a continuing Event of Default with respect to any series, other than the Event of Default specified in clause (1) of Section 5.1, the Outstanding Notes of all series affected by such Event of Default;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

5.8	Unconditional Right of Holders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.8) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, whether in the manner established by Article 29 of the Negotiable Obligations Law, or otherwise, and such rights shall not be impaired without the consent of such Holder.

5.9	Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture (including proceedings under Article 29 of the Negotiable Obligations Law) and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

5.10	Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.11	Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

5.12	Control by Holders

The Holders of a majority in principal amount of the Outstanding Notes of the affected series, voting together as a single class, present or represented and voting at a meeting of such Holders at which a quorum is present (or providing their written consent to the extent permitted under Argentine law and this Indenture) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such affected series, provided, that:

(1)	such direction shall not be in conflict with any rule of law or with this Indenture; and

(2)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

5.13	Waiver of Past Defaults

The Holders of not less than a majority in principal amount of the Outstanding Notes of all series affected by a past default hereunder with respect to such affected series may, on behalf of the Holders of all the Notes of such affected series, waive such past default and its consequences pursuant to a vote of the Holders of all such affected series, voting together as a single class, at a meeting of Holders at which a quorum is present (or by providing their written consent to the extent permitted under Argentine law and this Indenture), except a default:

(1)	in the payment of the principal of or any premium or interest on any Note of such affected series, or;

(2)	in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.  Notwithstanding the foregoing, a declaration of acceleration may not be rescinded or annulled except as provided in Section 5.2.

5.14	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit (including legal fees and expenses), and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section 5.14 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.

5.15	Waiver of Usury, Stay or Extension Laws

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

5.16	Currency Indemnity

Any amount received or recovered in respect of the Notes in a currency other than the currency specified in the Notes (the “Specified Currency”) (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in respect of the bankruptcy, liquidation or dissolution of the Company or otherwise) by any Holder of Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the Specified Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that Specified Currency amount is less than the Specified Currency amount expressed to be due to the recipient under any Note, the Company shall indemnify such recipient against any loss sustained by it as a result, and in any event, the Company shall indemnify the recipient against the cost of making any such purchase.  For the purposes of this Section, it shall be sufficient for the Holder to certify in a manner reasonably satisfactory to Company (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Specified Currency been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Specified Currency on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).  These indemnities constitute a separate and independent obligation of the Company from its other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

6.	THE TRUSTEE

6.1	Certain Duties and Responsibilities

(a)
If an Event of Default with respect to a particular series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

(b)	Except during the continuance of an Event of Default with respect to a particular series:

(i)
the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform, and be liable for (as set forth herein), only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)
in the absence of bad faith or its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, provided, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture stated herein (but need not verify any mathematical calculations).

(c)	The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)	this paragraph does not limit the effect of paragraph (b) of this Section 6.1;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(d)
The Trustee shall only be charged with knowledge of any default or Event of Default if either (i) a Responsible Officer of the Trustee shall have actual knowledge of such default or Event of Default or (ii) written notice of such default or Event of Default shall have been given to the Trustee by the Company or any Holder.

(e)
Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

6.2	Notice of Defaults

If a default occurs hereunder with respect to Notes of any series, the Trustee shall give the Holders of Notes of such series notice of such default as and to the extent provided by the Trust Indenture Act (as if it had applied to the Notes issued hereunder).

6.3	Certain Rights of Trustee

Subject to the provisions of Section 6.1:

(1)
the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)
any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3)
whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4)
the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)
the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)
the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7)
the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, nominee, custodian or attorney appointed with due care by it hereunder;

(8)	the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(9)
in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(10)
the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, also by the Trustee´s Representative, the Registrar, the Paying agent and the Transfer Agent;

(11)
in accordance with Section 326 of the U.S.A. Patriot Act, (Title III of Pub. L. 107- 56 (signed into law on October 26, 2001)) (as amended, modified or supplemented from time to time, the “U.S.A. Patriot Act”) the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee, and in recognition thereof, the Company agrees to provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act;

(12)
the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(13)	the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

6.4	Not Responsible for Recitals or Issuance of Notes

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness, except that the Trustee represents that it has reviewed the resolutions of the Shareholders and the Board of Directors of the Company mentioned in the recitals of this Indenture authorizing the creation of the Program and the issuance of the Notes. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

6.5	May Hold Notes

The Trustee, any Authenticating Agent, any Paying Agent, the Registrar or any Co-Registrar or any Affiliate thereof or agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or Co-Registrar or such other agent.

6.6	Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

6.7	Compensation and Reimbursement

The Company agrees:

(1)
to pay to the Trustee such compensation as detailed in Schedule II hereto for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)
except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances properly incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

(3)
to indemnify the Trustee and its officers, directors, employees and agents for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this Indenture against the Company (including this Section) and defending itself against any claim (whether asserted by the Company or any Holder) or liability in connection with the exercise or performance of any of its powers or duties hereunder;

(4)
to secure the Company’s obligations under this Section 6.7, the Trustee shall have a lien prior to the Notes upon all money or property held or collected by the Trustee in its capacity as Trustee, except for such money or property which is (A) held in trust to pay principal (and premium, if any) or interest for the benefit of Holders of particular Notes or (B) irrevocably deposited with the Trustee pursuant to Section 13.4 in respect of any Defeasance or Covenant Defeasance;

(5)	the obligations of the Company set forth in this Section 6.7 shall survive the removal and resignation of the Trustee and the satisfaction and discharge of this Indenture; and

(6)
when the Trustee incurs any expenses or renders any services after the occurrence of an Event of Default specified in Sections 5.1(6) or 5.1(7), such expenses and the compensation for such services are intended to constitute expenses of administration under any law for the relief of debtors.

6.8	Conflicting Interests

The Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Notes of more than one series.

6.9	Corporate Trustee Required; Eligibility

There shall at all times be one (and only one) Trustee hereunder with respect to the Notes of each series, which may be Trustee hereunder for Notes of one or more other series.  Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act and the Negotiable Obligations Law Section 13 to act as such, has a combined capital and surplus of at least $50.0 million and has its Corporate Trust Office in the United States. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Notes of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

6.10	Resignation and Removal; Appointment of Successor

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Notes of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

The Trustee may be removed at any time with respect to the Notes of all series by the Holders of a majority in principal amount of the Outstanding Notes of all series, voting together as a single class, present or represented and voting at a meeting of such Holders at which a quorum is present. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after removal, the removed Trustee may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

If at any time:

(1)	the Trustee shall fail to comply with Section 6.9 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2)	the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)
the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Notes, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of all series shall be appointed by the Holders of a majority in principal amount of the Outstanding Notes of all series, voting together as a single class, present or represented and voting at a meeting of such Holders at which a quorum is present (or by providing their written consent to the extent permitted under Argentine law and this Indenture), the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series to all Holders of Notes of such series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

6.11	Acceptance of Appointment by Successor

In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such  successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

6.12	Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

6.13	Preferential Collection of Claims Against Company

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

6.14	Appointment of Authenticating Agent

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.7, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50.0 million and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Notes of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Notes of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

DELAWARE TRUST COMPANY
As Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

6.15	Other Capacities

Except as otherwise specifically provided herein or as the context requires, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Co-Registrar, Principal Paying Agent, Paying Agent and Transfer Agent and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Co-Registrar, Principal Paying Agent, Paying Agent and Transfer Agent or to any other Paying Agent or Transfer Agent, as the case may be.

6.16	Certain Duties and Responsibilities of the Trustee’s Representative

The duties of the Trustee’s Representative shall be determined by the express provisions of this Indenture or as it may agree from time to time with the Trustee, and the Trustee’s Representative need perform only those duties that are set forth in this Indenture and those agreed in writing with the Trustee. No implied covenants or obligations shall be read into this Indenture against the Representative of the Trustee in Argentina. The Trustee’s Representative shall have only the faculties and powers stated below. It is further acknowledged that the Trustee’s Representative is not and shall not be considered as if it were a Trustee’s general attorney.

The duties and faculties of the Trustee’s Representative up to the date hereof are only to: (i) receive from Holders, the Company, agents, and any governmental or regulatory authority or entity any and all letters, claims, requests, memorandums or any other document directed to the Trustee, (ii) transmit, deliver or notify the Trustee of the reception of any and all of the mentioned documents by facsimile, within 72 hours since such reception, and (iii) respond or answer such letters, claims, requests, memorandums or documents, following the express instructions of the Trustee and only if such instructions are given by the Trustee.

The Trustee’s Representative shall not be liable for any action it takes or omits to take in good faith and without negligence, which it believes to be authorized or within its discretion, rights or powers.

The Company shall pay to the Trustee’s Representative from time to time, and the Trustee’s Representative shall be entitled to, such compensation for its acceptance of this Indenture and its services hereunder as the Trustee’s Representative and the Trustee shall from time to time agree in writing.  The Company shall reimburse the Trustee’s Representative promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services.  Such expenses may include the reasonable compensation, disbursements and expenses of Trustee’s Representative´s agents, counsel and other persons not regularly in its employ.

The Company agrees to indemnify the Trustee’s Representative, the Registrar, the Paying Agent and Transfer Agent for, and to hold it harmless against, any loss, liability or expense, including, without limitation, the reasonable fees and expenses of legal counsel, incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of its commitments hereunder, the performance of its duties hereunder and/or the exercise of its rights hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

7.	HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

7.1	Company to Furnish Trustee Names and Addresses of Holders

The Company will furnish or cause to be furnished to the Trustee

(1)
semi-annually, not later than June 15th and December 15th in each year, commencing December 15th, 2018, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes of each series as of the preceding May 31st or November 30th, as the case may be, and

(2)
at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list referred to in (1) or (2) above names and addresses received by the Trustee in its capacity as Co-Registrar,

(3)
immediately upon becoming aware that any Holder has instituted proceedings directly against the Company in accordance with the provisions of the Negotiable Obligations Law, notice of such proceedings and of the certificate numbers of the Notes which form the subject matter of such proceedings (with copies thereof to each Paying Agent and each Transfer Agent), and, promptly after receipt thereof, a copy of every document served on the Company or served or disclosed by it in connection with such proceedings, and

(4)
at least five Business Days in New York prior to making any payment to any Holder who has instituted proceedings directly against the Company under the Negotiable Obligations Law, the certificate numbers of the Notes in respect of which such payment is to be made, and the amount to be paid in respect of each such Note.

7.2	Preservation of Information; Communications to Holders

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Co-Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

7.3	Reports by Trustee

The Trustee shall within 60 days after each May 15th, beginning with the May 15th following the date of this Indenture, transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed and with the Commission.  The Company will promptly notify the Trustee in writing when any Notes are listed on any stock exchange and of any delisting thereof.

7.4	Reports by Company

The Company shall file with the Trustee such information, documents and other reports, and such summaries thereof, as provided in Section 10.6.

To the extent permitted by law, delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

8.	CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

8.1	Consolidation, Merger and Sale of Assets

The Company shall not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a “Successor Person”), and shall not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless (i) the Successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic U.S. jurisdiction or of Argentina and assumes the Company’s obligations on the Notes and under this Indenture by a supplemental indenture; (ii)  immediately after giving effect to the transaction, and treating any indebtedness which becomes an obligation of the Company or any Restricted Subsidiary as a result of the transaction as having been incurred by it at the time of the transaction, (x) no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (y) the Consolidated Debt Ratio would be less than or equal to 4.00:1.00; and (iii) if, as a result of the transaction, property of the Company would become subject to a Lien that would not be permitted under Section 10.13, the Company takes such steps as shall be necessary to secure the Notes equally and ratably with (or prior to) the indebtedness secured by such Lien.

Holders expressly waive their right to objection contemplated in (i) Section 83, 88 and related provisions of the Argentine Corporations Law No. 19,550, (ii) Section 4 of Law No. 11,867, and (iii) Section 27 of the Argentine Negotiable Obligations Law in the event that the relevant merger or consolidation or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the properties and assets of the Company (determined on a consolidated basis) is made in accordance with the terms and conditions of this Section 8.1.

8.2	Successor Substituted

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1, the Successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

9.	SUPPLEMENTAL INDENTURES

9.1	Supplemental Indentures Without Consent of Holders

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)
to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes in connection with a merger, consolidation or other transaction that complies with Section 8.1; or

(2)	to add to the covenants of the Company for the benefit of the Holders of all or any series of Notes; or

(3)
to add any additional Events of Default for the benefit of the Holders of all or any series of Notes (and if such additional Events of Default are to be for the benefit of less than all series of Notes, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4)
to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Notes, provided, that any such addition, change or elimination (A) shall neither (i) apply to any Note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note Outstanding; or

(5)	to secure the Notes pursuant to the requirements of Section 10.13 or otherwise; or

(6)	to establish the form or terms of Notes of any series as permitted by Sections 2.1 and 3.1; or

(7)
to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(8)	to amend this Indenture with respect to the authentication and delivery of additional series of Notes; or

(9)
to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided, that such action pursuant to this clause (9) shall not adversely affect the rights or interests of any of the Holders of Notes of any series in any material respect; or

(10)
to modify the restrictions on transfer of the Notes, and the procedures for resales and other transfer of the Notes, to reflect any change in applicable law or regulation (or the interpretation thereof) or provide alternative procedures in compliance with applicable law and practices relating to the resale or other transfer of restricted securities generally; or

(11)	to comply with any requirement of the CNV, BYMA or any market on which the Notes are listed, provided that it does not adversely affect the rights of any Holder in any material respect.

9.2	Supplemental Indentures With Consent of Holders

With the consent of Holders of not less than a majority in principal amount of the Outstanding Notes of all series affected by such supplemental indenture, provided pursuant to a vote of the Holders of such affected series, voting together as a single class, at a meeting of Holders at which a quorum is present (or by providing their written consent to the extent permitted under Argentine law and this Indenture), the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note; or

(2)	reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce or change any obligations to pay, any Additional Amounts; or

(3)	permit the redemption of a Note if not previously permitted; or

(4)
reduce the amount of principal of an Original Issue Discount Note or any other Note which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2; or

(5)	change any Place of Payment where, or the currency in which, any Note or any premium, interest or Additional Amounts thereon is payable; or

(6)
impair the right to institute suit for the enforcement of any payment on or with respect to any Note on or after the maturity date thereof (or, in the case of redemption, on or after the date of redemption); or

(7)	reduce the percentage in principal amount of Outstanding Notes of any series, the consent of whose Holders is required for any such supplemental indenture; or

(8)
reduce the percentage in principal amount of Outstanding Notes of any series, the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences; or

(9)
reduce the percentage in principal amount of the Outstanding Notes of any series, the consent of the Holders of which is required for the adoption of a resolution at a meeting of Holders held pursuant to Section 9.6 of this Indenture; or

(10)	reduce the percentage in principal amount of the Outstanding Notes of any series that is required for a quorum at a meeting of Holders of Notes; or

(11)	reduce the percentage in principal amount of the Outstanding Notes of any series that is required to request the calling of a meeting of Holders; or

(12)
modify any of the provisions of this Section 9.2, Section 5.13 or Section 10.17, except to increase the percentage provided therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 9.2 and Section 10.17, or the deletion of this proviso, in accordance with the requirements of Section 6.11 and 9.1(7); or

(13)	waive or amend Section 10.5; or

(14)	amend Section 1.11;

provided, further, that, notwithstanding the above, if the Company becomes subject to an acuerdo preventivo extrajudicial procedure (an Argentine out-of-court reorganization procedure), a concurso preventivo proceeding (an Argentine voluntary reorganization proceeding), or any other reorganization procedure that may be implemented in accordance with the provisions of the ABL or other relevant law in effect in Argentina from time to time, then approval of a supplemental indenture relating to such provisions will require only the affirmative vote of, or consent by, the applicable majority required by Argentine law and/or the relevant Argentine court with jurisdiction over such procedure or proceeding, as applicable and as may be amended from time to time.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

It shall not be necessary for any meeting of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such meeting shall approve the substance thereof.

9.3	Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, in addition to the documents required by Section 1.2, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Promptly after the execution by the Company and the Trustee of any supplement or amendment to the Indenture or the Notes, the Company will give notice thereof to the Holders of the Notes as provided under Section 1.6 and, if applicable, to the CNV, setting forth in general terms the substance of such supplement or amendment. If the Company fails to give such notice to the Holders of the Notes within 15 days after the execution of such supplement or amendment to the Indenture, the Trustee will, upon request, give notice to the Holders at the expense of the Company. Any failure by the Company or the Trustee to give such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplement or amendment to the Indenture or the Notes, as the case may be.

9.4	Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

9.5	Reference in Notes to Supplemental Indentures

Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes of any series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes of such series.

9.6	Meetings of Holders; Modification and Waiver

(a)
The Trustee or the Board of Directors of the Company shall, upon the request of the Holders of at least five percent in aggregate principal amount of the Notes of all series at the time Outstanding or of the Notes of any series at the time Outstanding, or the Company or the Trustee, at its discretion, may, call a meeting of the Holders of such Notes at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Notes or the relevant series of Notes to be made, given or taken by the Holders of such Notes.  With respect to all matters not contemplated in this Indenture, meetings of Holders shall be held in accordance with the Negotiable Obligations Law.  The meetings shall be held in the City of Buenos Aires, Argentina; provided, however, that, if permitted by applicable law, the Company or the Trustee may determine to hold any such meetings simultaneously in the City of New York by any means of telecommunication which permits the participants to hear and speak to each other and such simultaneous meeting shall be deemed to constitute a single meeting for purposes of the quorum and voting percentages applicable to such meeting.  In any case, meetings shall be held at such time and at such place as the Company or the Trustee shall determine.  Any resolution passed at a meeting shall be binding on all Holders of Notes or of the relevant series of Notes, as the case may be (whether present or not at such meeting). If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be.

(b)
Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given, at the Company’s expense, not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Official Gazette of Argentina (Boletín Oficial), in a newspaper of wide circulation in Argentina and in BYMA’s Informative Bulletin (as long as the Notes are listed and traded on BYMA), and also in the manner provided under Section 1.6, and any publication of such notices shall be for five consecutive Business Days in each place of publication. Meetings of the Holders may be simultaneously convened for two dates, in case the initial meeting was to be adjourned for lack of quorum. However, for meetings that include in the agenda items requiring unanimous approval by the Holders or the amendment of any of the terms and conditions of the Notes, notice of a new meeting resulting from adjournment of the initial meeting for lack of quorum will be given not less than eight days prior to the date fixed for such new meeting and will be published for three Business Days in the Official Gazette of Argentina, a newspaper of wide circulation in Argentina and BYMA’s Informative Bulletin (as long as the Notes are listed and traded on BYMA).

(c)
The Trustee will designate the record date for determining the Holders of Notes entitled to vote at any meeting in accordance with Section 1.4 and in compliance with Argentine Law, and will provide notice to such Holders in the manner set forth under Section 1.6 herein.

(d)
To be entitled to vote at a meeting of Holders, a person shall be (i) a Holder of one or more Notes as of the relevant record date or (ii) a person appointed by an instrument in writing as proxy by such a Holder of one or more Notes.

(e)
The quorum at any meeting to adopt a resolution with respect to the Notes of any series will be Persons who are Holders of or who represent the majority in aggregate principal amount of the Notes of the affected series at the time Outstanding and at any reconvened meeting adjourned for lack of the requisite quorum, the quorum will be the Person(s) present at such reconvened adjourned meeting; provided, however, that the quorum for any meeting relating to the matters specified in Sections 9.2(1) through 9.2(14) will be persons representing 100% in aggregate principal amount of the Outstanding Notes.

(f)
At a meeting or a reconvened adjourned meeting duly convened and at which a quorum is present, any resolution to modify or amend, or to waive compliance with, any provision of the Notes (other than the provisions of Sections 9.2(1) through 9.2(14)) will be validly passed and decided if approved by the persons represented and voting at the meeting entitled to vote a majority in aggregate principal amount of the Notes of the affected series at the time Outstanding. Any instrument given by or on behalf of any Holder in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Note.

(g)
The Holder of a Note may, at any meeting of Holders of Notes at which such Holder is entitled to vote, cast one vote for each U.S. Dollar in principal amount of the Notes held by such Holder in which the Notes are denominated. Decisions at a meeting of Holders shall be made by the affirmative vote of a majority in aggregate principal amount of the Notes of any affected series at the time Outstanding, voting together as a single class, present or represented at a meeting of such holders at which a quorum is present; provided, however, that the unanimous consent or the unanimous affirmative vote of the Holders shall be required to adopt a valid decision on any of the matters listed under clauses 9.2(1) through 9.2(14) above.

(h)
Any modifications, amendments or waivers to the Indenture, any supplemental indenture or the Notes validly decided by the requisite vote of Holders will be conclusive and binding on all Holders of the affected series, whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes of the affected series, if duly passed at a meeting convened and held in accordance with the provisions hereof and of the Negotiable Obligations Law. Any Notes known to a Responsible Officer of the Trustee to be held for the account of the Company or any Affiliate of the Company shall not be considered Outstanding and Holders of such Notes will not be entitled to participate in taking any actions under the terms of the Notes.

9.7	Actions to Be Taken without a Meeting

If permitted by applicable Argentine law, in lieu of a meeting, Holders may provide written consent, or may consent by means of any other procedure (including through the DTC Omnibus Proxy and other internationally recognized clearinghouse consent solicitation systems) that the Company or the Trustee may implement in accordance herewith and Argentine law. Notice to Holders of any solicitation of consents without a meeting shall be provided in the manner set forth in Section 1.6 and by publication of such notice for five consecutive days in the Official Gazette of Argentina (Boletín Oficial), in a newspaper of wide circulation in Argentina and in BYMA’s Informative Bulletin (as long as the Notes are listed and traded on BYMA) and otherwise in compliance with Argentine law.

10.	COVENANTS

10.1	Payment of Principal, Premium and Interest

The Company covenants and agrees for the benefit of each series of Notes that it will duly and punctually pay the principal of, and any premium and interest on, the Notes of that series in accordance with the terms of the Notes and this Indenture.

10.2	Payment of Additional Amounts

All payments made by the Company or on its behalf or a successor thereto (each, a “Payor”) under, or with respect to, the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, assessment or other governmental charge of whatever nature (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”), unless the withholding or deduction of such Taxes is then required by law or the interpretation or administration thereof.

If, at any time, any deduction or withholding for, or on account of, any Taxes imposed, established, levied, collected or assessed by or on behalf of (1) Argentina or any political subdivision or Governmental Authority thereof or therein having the power to tax, (2) any jurisdiction from or through which payment on the Notes is made by or on behalf of the Payor, or any political subdivision or Governmental Authority thereof or therein having the power to tax, (3) any other jurisdiction in which a Payor is organized, engaged in business or otherwise resident for tax purposes, or any political subdivision or Governmental Authority thereof or therein having the power to tax or (4) following the consummation of any transaction described under Section 8.1, the jurisdiction under the laws of which the Company or the surviving entity thereof, as the case may be, is organized (or, in each case, any political subdivision or authority thereof or therein) having power to tax (each of clause (1), (2), (3) and (4), a “Relevant Taxing Jurisdiction”) will be required from any payments made with respect to the Notes, including payments of principal, premium, if any, redemption price or interest, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received by the Holders of the Notes after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) in respect of such Taxes shall equal the respective amounts which would have been receivable by each Holder in respect of such payments in the absence of such withholding or deduction; provided that no such Additional Amounts will be payable with respect to:

(1)
any Taxes that would not have been so imposed, deducted or withheld but for the existence of any present or former connection between the relevant Holder or beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, limited liability company, partnership or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national or domiciliary of, or carrying on a business or maintaining a permanent establishment that is the holder of the Notes in the Relevant Taxing Jurisdiction), other than the mere ownership, holding, purchase or disposition of such Note or the receipt of such payment in respect thereof, or the exercise or enforcement of any rights under the Notes or the Indenture;

(2)
any Taxes which are imposed, payable or due because definitive Notes are presented for payment (where presentation is required) more than 30 days after the later of (a) the date such payment was due and (b) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect will have been given to the Holders by the Trustee; except for Additional Amounts with respect to Taxes that would have been imposed had the Holder presented the Note for payment during such 30-day period;

(3)
any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of a Note to comply, at the Company’s written request, with any certification, identification, information, documentation or other reporting requirements if (a) such compliance is required or imposed by a statute, treaty or regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes, and (b) the Company has given the Holder or the beneficial owner at least 30 days’ notice that the Holder or beneficial owner will be required to so comply;

(4)
any Note presented for payment (where presentation is required) at an office of a paying agent in Argentina (provided that the Notes can also be presented at an office of a paying agent outside of Argentina without any such withholding or deduction);

(5)	any Taxes payable otherwise than by withholding or deduction from payments on or with respect to the Notes;

(6)
any Taxes imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, or any such intergovernmental agreement;

(7)	any Taxes levied and/or applicable to payments made to Argentine taxpayers subject to inflation adjustment rules as provided for in Title VI of the Argentine Income Tax Law;

(8)	any estate, inheritance, gift, value added, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment; or

(9)	any combination of (1), (2), (3), (4), (5), (6), (7) or (8) above.

No Additional Amounts shall be paid with respect to any payment on a Note to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settler with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settler, member or beneficial owner been the direct Holder.

References herein and in the Notes to the payment of principal (and premium, if any), Redemption Price, interest or any other amounts payable with respect to any Notes shall include the payment of Additional Amounts if Additional Amounts are, were or would be payable in respect thereof, even where Additional Amounts are not specifically mentioned.

The Company shall pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in Argentina, Luxembourg, Belgium, the United Kingdom or the United States or any authority of or in the foregoing in respect of the creation, issue and offering of the Notes.

10.3	Maintenance of Office or Agency

The Company shall maintain in each Place of Payment for any series of Notes an office or agency where Notes of that series may be presented or surrendered for payment, where Notes of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Note, and except as otherwise may be specified for such Global Note as contemplated by Section 3.1, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Note may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Note shall be deemed to have been effected at the Place of Payment for such Global Note in accordance with the provisions of this Indenture.

The Company hereby appoints the Trustee as Principal Paying Agent under this Indenture, and the Trustee hereby accepts this appointment.

10.4	Money for Notes Payments to Be Held in Trust

If the Company shall at any time act as its own Paying Agent with respect to any series of Notes, it will, on or before each due date of the principal of or any premium or interest on any of the Notes of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Notes, it will, prior to each due date of the principal of or any premium or interest on any Notes of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Notes of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and give the Trustee notice of any default by the Company (or any other obligor upon the Notes of that series) in the making of any payment of principal (and premium, if any) or interest on the Notes of that series; and (2) during the continuance of any default by the Company (or any other obligor upon the Notes of that series) in the making of any payment in respect of the Notes of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Note of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

10.5	Pari Passu

The Company shall ensure at all times that its obligations under the Notes of each series and this Indenture constitute unconditional general obligations of the Company ranking at least pari passu with all other unsecured and unsubordinated Indebtedness of the Company (other than Indebtedness ranking senior thereto by statute or operation of law).

10.6	Reporting; Statements by Officers as to Default

The Company shall file with the Trustee such information, documents or reports as are required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within five Business Days after the same is actually filed with the SEC. If the Company at any time is not required to file information, documents or reports pursuant to Section 13 or Section 15(d) of the Exchange Act, the Company shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange. The filing of any information, document or report with the SEC shall satisfy the Company’s obligation to deliver such information, document or report to the Trustee, provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred.

In addition, the Company shall furnish to the Trustee: (i) within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture (compliance, for such purpose, to be determined without regard to any period of grace or requirement of notice provided hereunder); (ii) upon any officer of the Company becoming aware of the existence of an Event of Default, a certificate of such officer, setting forth the details thereof and the action that the Company is taking or proposes to take with respect thereto; and (iii) written notification of any material changes to the License within ten days of any such material change.

The Trustee shall have no obligation to determine if the Company is required to file any report or other information pursuant to this provision, nor be responsible or liable for determining or monitoring whether or not the Company has otherwise delivered any report or other information in accordance with the requirements specified in the foregoing paragraph.

For so long as any series of Notes is listed on the Official List of the Luxembourg Stock Exchange and the rules of such exchange so require, the Company shall make the information in the preceding two paragraphs available in Luxembourg through the offices of the Listing Agent.

10.7	Existence

The Company shall (i) maintain in effect its corporate existence except as otherwise permitted under Section 8 and (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations; provided, however, that this Section 10.7 shall not require the Company to maintain any such right, privilege, title to property or franchise if the Board of Directors of the Company shall determine that: (a) the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not, and will not be, adverse in any material respect to the Holders.

10.8	Further Assurances

The Company shall, at its own cost and expense, execute and deliver to the Trustee all such documents, instruments and agreements and do or cause to be done all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under this Indenture and under the documents, instruments and agreements required under this Indenture and to carry out the intent of this Indenture.

10.9	Limitation on Transactions with Affiliates

The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, or the rendering of any service, with any Affiliate of the Company (each, an “Affiliate Transaction”) unless such transaction is on terms that are not materially less favorable to the Company or any Restricted Subsidiary, as the case may be, than the Company or such Restricted Subsidiary would obtain in a comparable arm’s-length transaction with a Person who is not its Affiliate or an Affiliate of such Restricted Subsidiary; provided, however, that this Section 10.9 shall not restrict:

(1)	Affiliate Transactions with or among the Company and any of its Restricted Subsidiaries or Affiliate Transactions between or among Restricted Subsidiaries;

(2)	the Company or any Restricted Subsidiary from paying reasonable and customary fees to, and indemnities provided on behalf of, the Company’s directors, officers, employees or consultants;

(3)
the payment of reasonable compensation (including amounts paid pursuant to employee benefit plans, stock options and other incentive compensation), indemnification, reimbursement or advancement of out-of-pocket expenses and provisions of liability insurance of the Company’s directors, officers and employees;

(4)	the Company from making any payment described under clause (i) of the definition of Restricted Payments in compliance with Section 10.11;

(5)
Affiliate Transactions undertaken pursuant to the terms of any agreement or arrangement to which the Company or any Restricted Subsidiary (including any Restricted Subsidiary to any successor) is a party as of or on the Issue Date or, solely with respect to such Affiliate Transaction undertaken by a Restricted Subsidiary, on the date the relevant Subsidiary was designated as a Restricted Subsidiary, as applicable, and any amendment, modification or replacement of such agreement (so long as such amendment, modification or replacement is not materially more disadvantageous to the Holders of the Notes, taken as a whole, than the original agreement as in effect on the Issue Date or on the date the relevant Subsidiary was designated as a Restricted Subsidiary, as applicable);

(6)
loans and advances to employees of the Company (including for the avoidance of doubt any successor) or any Restricted Subsidiary in the ordinary course of business in an aggregate outstanding principal amount not exceeding US$5 million (or the equivalent in other currencies);

(7)
transactions in which the Company delivers to the Trustee a written opinion from an Independent Financial Advisor stating that such transaction or series of transactions is fair to the Company from a financial point of view or stating that the terms thereof are not materially less favorable to the Company than those that could reasonably be expected to have been obtained by the Company in a comparable transaction at the time of the Affiliate Transaction in arm’s length dealings with a Person who is not an Affiliate;

(8)	the payment of Management Fees in accordance with the provisions of the Technical Assistance Agreement;

(9)	Restricted Payments permitted by the provisions hereof described under Section 10.11;

(10)
transactions or payments, including grants of securities, stock options and similar rights, pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business or approved by the Company’s Board of Directors in good faith;

(11)	any employment agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(12)
(a) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms hereof or (b) contracts for (x) the sale, storage, gathering or transport of hydrocarbons, or (y) the lease or rental of office space; provided that, in each case, terms thereof are not materially less favorable to the Company than those that could reasonably be expected to have been obtained by the Company in a comparable transaction at the time of the Affiliate Transaction in arm’s length dealings with a Person who is not an Affiliate, in each case as reasonably determined by the Board of Directors of the Company or its senior management;

(13)
any transaction entered into in the ordinary course of business between or among the Company or any Restricted Subsidiary and any joint venture, joint arrangement (unión transitoria) or similar arrangement, if such transaction would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that terms thereof are not materially less favorable to the Company than those that could reasonably be expected to have been obtained by the Company in a comparable transaction at the time of the Affiliate Transaction in arm’s length dealings with a Person who is not an Affiliate, in each case as reasonably determined by the Board of Directors of the Company or its senior management; and

(14)	the provision of administrative services to or by any Unrestricted Subsidiary on substantially the same terms provided to or by Restricted Subsidiaries.

10.10	Limitation on Indebtedness

(1)
The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness unless: (a) on the date of such Incurrence, and after giving effect thereto and the application of the proceeds therefrom, (i) the Consolidated Coverage Ratio would be greater than or equal to 2.00:1.00, and (ii) the Consolidated Debt Ratio would be less than or equal to 3.50:1.00, in each case determined on a pro forma basis as if such Indebtedness had been Incurred and the proceeds therefrom applied at the beginning of the most recent four fiscal quarter period for which the Company has filed financial statements with the CNV; and (b) no Default or Event of Default shall have occurred and be continuing at the time of, and after giving effect to, such Incurrence.

(2)	Notwithstanding the above clause, the Company or any Restricted Subsidiary may Incur the following Indebtedness (“Permitted Indebtedness”):

(a)	Indebtedness in respect of the Notes;

(b)	Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

(c)	Refinancing Indebtedness in respect of:

(i)
Indebtedness (other than Indebtedness owed to the Company or any Subsidiary of the Company) Incurred pursuant to clause (1) above (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such clause (1)); or

(ii)	Indebtedness Incurred pursuant to subclauses (2)(b), (2)(c), and (2)(q) (excluding Indebtedness owed to the Company or any Subsidiary of the Company);

(d)	Capitalized Lease Obligations not in excess of US$100 million at any time outstanding;

(e)	Indebtedness of the Company and its Restricted Subsidiaries under Hedging Agreements or Currency Agreements;

(f)
(i) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of, or was otherwise acquired by, the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur US$1.00 of additional Indebtedness pursuant to clause (1) above after giving pro forma effect to the Incurrence of such Indebtedness pursuant to this subclause (f)(i) and the acquisition of such Restricted Subsidiary by the Company, as if such Indebtedness was Incurred and such acquisition consummated at the beginning of the most recent four fiscal quarter period for which the Company has filed financial statements with the CNV; and (ii) Indebtedness Incurred by a Restricted Subsidiary or the Company to refinance the Indebtedness Incurred pursuant to this subclause (f);

(g)
Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case Incurred or assumed in connection with the disposition of a business, assets or capital stock of a Restricted Subsidiary; provided that, in each case, only to the extent the maximum aggregate liability in respect of such Indebtedness does not exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition;

(h)	customer deposits and advance payments received from customers for the sale, lease or license of goods and services in the ordinary course of business;

(i)
Indebtedness, the proceeds from which are applied, within 45 days following Incurrence, to the redemption of, or repayment or repurchase of principal (including any premium) of, and interest and Additional Amounts on, Indebtedness of the Company that is outstanding as of the date of this Indenture (including Indebtedness under the Notes);

(j)	intercompany Indebtedness among the Company and its Restricted Subsidiaries or among the Company’s Restricted Subsidiaries; provided, however, that

(i)
any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; and

(ii)	if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(k)	Subordinated Indebtedness and Deferred Interest Subordinated Indebtedness of the Company and its Restricted Subsidiaries;

(l)	Indebtedness consisting of guarantees of any Indebtedness permitted under subclause (2)(j);

(m)
Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (including daylight overdrafts paid in full by the close of business on the day such overdraft was Incurred) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of Incurrence;

(n)	Indebtedness Incurred in connection with any Project Financing;

(o)
Indebtedness in respect of severance payments, workers’ compensation claims, payment obligations in connection with health or other social security benefits, unemployment insurance or other self-insurance obligations for employees, letters of credit, bankers’ acceptances, payment obligations in connection with insurance premiums or similar obligations, security deposits, completion, performance, surety, appeal, bid, customs or similar bonds and reimbursement obligations (or letters of credit in connection with, in lieu of or in respect of each of the foregoing), in each case, Incurred in the ordinary course of business and other than Indebtedness for borrowed money by, or to the extent required by applicable Governmental Authorities in connection with the operations of, the Company or any Restricted Subsidiary;

(p)
Indebtedness consisting of letters of credit, banker’s acceptances, performance bonds, appeal bonds, surety bonds, customs bonds and other similar bonds and reimbursement obligations Incurred by the Company or any Restricted Subsidiary in the ordinary course of business securing the performance of contractual or license obligations of the Company or any Restricted Subsidiary (in each case, other than for an obligation for borrowed money) or Incurred in connection with the financing of insurance premiums in the ordinary course of business;

(q)
Acquired Indebtedness; provided that after giving pro forma effect to the Incurrence thereof and the transactions related thereto, (x) the Company, as the case may be, could incur at least US$1.00 of Indebtedness pursuant to clause (1) above, or (y) the Consolidated Debt Ratio would be no greater than the Consolidated Debt Ratio immediately prior to such transactions;

(r)
Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for customary guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Restricted Subsidiary for the purpose of financing such acquisition or disposition); provided that:

(i)
such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this subclause (2)(r)(i)), and

(ii)
the maximum liability of the Company and the Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(s)
Indebtedness under any one or more Permitted Receivables Financings, the combined aggregate principal amount of which does not exceed US$50 million (or the equivalent in other currencies) at any time outstanding;

(t)	Indebtedness under one or more lines of credit or working capital facilities in an amount not to exceed US$50 million;

(u)	Indebtedness of the Company or any Restricted Subsidiary with the Argentine Secretary of Energy and/or any other Governmental Authority involved in the Argentine energy or oil and gas markets;

(v)
Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed two times the aggregate Net Cash Proceeds received by the Company or such Restricted Subsidiary after the Issue Date from the issuance of Capital Stock (other than Disqualified Capital Stock), or any contribution to the common equity; provided that (1) the net cash proceeds from the Incurrence of such Indebtedness, the issuance of Capital Stock (other than Disqualified Capital Stock) and such contribution to common equity are used to finance the development of Related Business projects; and (2) such equity proceeds shall not be available to make Restricted Payments under Section 10.11 so long as such related Indebtedness under this subclause (2)(v) remains outstanding; and

(w)
Indebtedness in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this subclause (2)(w) and outstanding on the date of such Incurrence, does not exceed the greater of (i) US$150 million (or its equivalent in any other currency) and (ii) 7% of Consolidated Total Assets.

(3)	For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this Section 10.10:

(a)	the outstanding principal amount of any item of Indebtedness will be counted only once;

(b)
in the event that an item of Indebtedness meets the criteria of clause (1) or (2) above or more than one of the categories of Permitted Indebtedness described in subclauses (a) through (w) of clause (2) above, the Company may, in their sole discretion, divide and classify (or at any time reclassify) such item of Indebtedness in any manner that complies with this Section 10.10;

(c)
Indebtedness permitted by this Section 10.10 need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by such provision and in part by one or more other provisions of this Section 10.10 permitting such Indebtedness; and

(d)
the amount of any Indebtedness outstanding as of any date will be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

(4)
Notwithstanding the foregoing, the Company may not Incur any Indebtedness pursuant to clause (2) above if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Indebtedness or Deferred Interest Subordinated Indebtedness, unless such Indebtedness will be subordinated to any obligations owed under the Notes and the Indenture to at least the same extent as such Subordinated Indebtedness or Deferred Interest Subordinated Indebtedness, as applicable.

(5)
For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a non-U.S. currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred or, in the case of revolving credit Indebtedness, first committed; provided that, if such Indebtedness is Incurred to refinance other Indebtedness denominated in a non-U.S. currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 10.10, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 10.10 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

10.11	Limitation on Restricted Payments

The Company shall not, and shall not permit any Restricted Subsidiary to, declare or make, or agree to make, directly or indirectly, any Restricted Payment unless:

(a)
no Event of Default or event which, with the giving of notice or the lapse of time will become an Event of Default shall have occurred and be continuing at the time of, or after giving effect to such Restricted Payment; and

(b)
immediately after giving effect to such Restricted Payment, the Company would be able to Incur at least US$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 10.10.

Notwithstanding the preceding paragraph, this Section 10.11 does not prohibit:

(i)	the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration pursuant to the preceding paragraph;

(ii)	any Restricted Payment,

(a)	in exchange for Capital Stock of the Company (other than Disqualified Capital Stock); or

(b)
through the application of the net cash proceeds received by the Company from a substantially concurrent sale of Capital Stock (other than Disqualified Capital Stock) of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Restricted Subsidiary of the Company;

(iii)
the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Restricted Subsidiary of the Company, of:

(a)	Capital Stock (other than Disqualified Capital Stock) of the Company; or

(b)	Refinancing Indebtedness for such Subordinated Indebtedness;

(iv)
repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Capital Stock represents a portion of the exercise price thereof, and Restricted Payments by the Company to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of the Company;

(v)
repurchases by the Company of Capital Stock of the Company or options, warrants or other securities exercisable or convertible into Capital Stock of the Company from employees or directors of the Company or any of its Restricted Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of the employees or directors, in an amount not to exceed US$5 million (or the equivalent in other currencies) in the aggregate;

(vi)
Capital Stock repurchased in the open market to equity-settle stock-based compensation awarded to employees or directors of the Company or its Subsidiaries in the ordinary course of business, in an amount not to exceed US$5 million (or the equivalent in other currencies);

(vii)
payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the assets of the Company that complies with the provisions described under Section 8.1;

(viii)
fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors;

(ix)
payments of dividends or other distributions of Capital Stock, Indebtedness or other securities received from Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are Cash and Cash Equivalents); and

(x)
unless an Event of Default has occurred and is continuing, Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (x) shall not exceed in any fiscal year 10% of Consolidated Net Income, to the extent positive (with unused amounts in any calendar year being carried over to succeeding calendar years), as set forth in the consolidated income statement of the Company provided to the Holders pursuant to Section 10.6 for the fiscal year ended immediately prior to the date of declaration of such Restricted Payment.

The amount of any Restricted Payments not in cash will be the Fair Market Value on the date of such Restricted Payment of the property, assets or securities proposed to be paid, transferred or issued by the Company or the relevant Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

10.12	Limitation on Asset Sales

The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless:

(a)
the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value of the shares and/or assets subject to such Asset Sale; or

(b)
at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of Cash and Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this clause (b): (i) the amount of any liabilities (as shown on the Company’s, or such Restricted Subsidiary’s, most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets; (ii) the amount of any Marketable Securities received by the Company or such Restricted Subsidiary from such transferee that is converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 30 days following the closing of such Asset Sale; (iii) the Fair Market Value of any Capital Stock of a Person engaged in a Related Business that will become, upon purchase, a Restricted Subsidiary or assets (other than current assets as determined in accordance with IFRS or Capital Stock) to be used by the Company or any Restricted Subsidiary in a Related Business; and (iv) all instruments (including, for the avoidance of doubt, promissory notes, money market investments, marketable securities, checks and deferred payment checks (cheques de pago diferido)) by whomever issued which, by their terms, are payable or may be required to be paid in cash within six months of their issuance; provided that (x) amounts received pursuant to subclauses (b)(i) and (b)(iii) shall not be deemed to constitute Net Cash Proceeds for purposes of making an Asset Sale Offer; (y) Marketable Securities will constitute cash (for purposes of subclause (b)(ii)) with respect to the Fair Market Value thereof on the date on which such Marketable Securities were received by the Company or such Restricted Subsidiary; and (z) the principal amount payable under any instrument referred to in clause (iv) above, will be deemed to have been received as Net Cash Proceeds of the relevant Asset Sale on the date on which such instrument was received by the Company or the applicable Restricted Subsidiary.

The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any Asset Sale within 365 days after such Asset Sale to:

(a)
repay any of the Company’s or such Restricted Subsidiary’s Indebtedness that is pari passu with the Notes (whether through optional or mandatory prepayments or redemptions, or tender offers or open market or other privately negotiated purchases, so long as such repaid Indebtedness is immediately extinguished); provided that in connection with any such repayment of pari passu Indebtedness the Company offers to redeem a pro rata portion of the Notes based on the relative Outstanding principal amount of the Notes and such other Indebtedness, or

(b)	make capital expenditures in a Related Business, or

(c)
reinvest in or purchase Additional Assets (including by means of an investment in or purchase of Additional Assets by any Restricted Subsidiary with cash in an amount equal to the amount of Net Available Cash or Capital Stock to be used by the Company or any Restricted Subsidiary in a Related Business), or

(d)	any combination of (a), (b) or (c) above;

provided that application of (x) the Net Cash Proceeds from the sale of assets consisting of an Investment in an Unrestricted Subsidiary towards an Investment in another Unrestricted Subsidiary or (y) the Net Cash Proceeds from the sale of assets consisting of an Investment in a Person that is not a Subsidiary towards an Investment in another Person that is not a Subsidiary shall be deemed to satisfy the application requirements of this paragraph.

To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within the 365 days of the Asset Sale as described in clauses (a) through (d) of the immediately preceding paragraph, the Company shall make an offer to purchase Notes (the “Asset Sale Offer”), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon to the date of purchase (the “Asset Sale Offer Amount”).  The Company shall purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis, and, at the Company’s option, on a pro rata basis with the Holders of any other Indebtedness with similar provisions requiring the Company to offer to purchase the other Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Notes and the other Indebtedness to be purchased equal to such unapplied Net Cash Proceeds.  The Company may satisfy its obligations under this Section 10.12 with respect to the Net Cash Proceeds of an Asset Sale by making an Asset Sale Offer prior to the expiration of the relevant 365-day period.

The purchase of Notes pursuant to an Asset Sale Offer shall occur not less than 20 Business Days following the date thereof, or any longer period as may be required by law, nor more than 45 days following the 365th day following the Asset Sale.  The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of US$50 million.  At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of US$50 million, shall be applied as required pursuant to this Section 10.12.  Pending application in accordance with this Section 10.12, Net Cash Proceeds may be applied to temporarily reduce revolving credit borrowings or invested in Cash and Cash Equivalents or Temporary Cash Investments.  Each notice of an Asset Sale Offer shall be mailed first class, postage prepaid, to the record holders as shown on the register of Holders within 20 days following such 365th day, with a copy to the Trustee, offering to purchase the Notes as described above.  Each notice of an Asset Sale Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the “Asset Sale Offer Payment Date”).  Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in amounts of US$150,000 or in integral multiples of US$1,000 in excess thereof in exchange for cash.

On the Asset Sale Offer Payment Date, the Company shall, to the extent lawful:

(a)	accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer;

(b)	deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered; and

(c)
deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

To the extent Holders and holders of other Indebtedness, if any, that are the subject of an Asset Sale Offer properly tender and do not withdraw Notes or the other Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company shall purchase the Notes and the other Indebtedness on a pro rata basis (based on amounts tendered).  If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate).  Notes (or portions thereof) purchased pursuant to an Asset Sale Offer shall be cancelled and not reissued.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 10.12, the Company shall comply with such laws and regulations and shall not be deemed to have breached its obligations under this Section 10.12 by doing so.

Following the application of such unapplied Net Cash Proceeds to the purchase of Notes or other Indebtedness, the amount of Net Available Cash shall be reset at zero and the Company shall be entitled to use any remaining proceeds for any corporate purposes to the extent not prohibited under this Indenture.

10.13	Limitation on Liens

The Company shall not, and shall not permit any Restricted Subsidiary to, create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest (“Lien”) upon the whole or any part of its or, as the case may be, any such Restricted Subsidiary’s undertaking, assets or revenues present or future to secure any Indebtedness unless, at the same time or prior thereto, the Company’s obligations under the Notes and this Indenture (x) are secured equally and ratably therewith, or prior thereto, or (y) have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by a meeting of Holders.

Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or permit to subsist the following Liens (“Permitted Liens”):

(i)	Liens existing on the Issue Date;

(ii)
any Lien created on any fixed asset securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of developing, constructing or acquiring such fixed asset, which Lien attaches to such fixed asset concurrently with or within 180 days after the acquisition thereof; provided, however, that the principal amount of Indebtedness secured by such Lien does not exceed the cost of developing, constructing or acquiring such fixed asset.  For the avoidance of doubt, for the purposes of this clause (ii) only, a Lien shall be deemed to attach as of the first date on which the Company or a Restricted Subsidiary has executed and delivered an agreement pursuant to which such Lien purports to be created or, if earlier, the first date upon which any such agreement has been signed by the Company or such Restricted Subsidiary and delivered into escrow or any similar arrangement that would later permit the release and delivery thereof upon the happening of some event or satisfaction of some later condition;

(iii)
any Lien securing an extension, renewal or refinancing of Indebtedness secured in accordance with clauses (i) and (ii) above, and (xix) and (xx) below; provided that (a) the Lien is created over the original asset secured and (b) the principal amount of Indebtedness secured by the Lien prior to such extension, renewal or refinancing is not increased, other than with respect to reasonable costs, fees and expenses incidental to such extension, renewal, or refinancing;

(iv)
any Lien arising in connection with the permitted sale or other disposition of the Company’s receivables in connection with the securitization of such receivables; provided, however, that (a) no portion of the Indebtedness incurred by any special purpose vehicle established in connection with any such securitization transaction (x) shall be guaranteed by the Company or a Restricted Subsidiary or (y) shall be recourse to or obligate the Company or a Restricted Subsidiary in any way such that the requirements for off balance sheet treatment under Statement of Financial Accounting Standards No. 140 are not satisfied, or (b) neither the Company nor any of its Restricted Subsidiaries assumes any obligation to maintain or preserve the financial condition or liquidity of any such special purpose vehicle or to cause such entity to achieve certain levels of operating results;

(v)
Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; provided, that appropriate reserves with respect thereto are maintained on the Company’s books or the books of any of the Company’s Restricted Subsidiaries, as the case may be, in conformity with IFRS;

(vi)
Liens arising by reason of any judgment, decree or order of any court, so long as such Lien is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(vii)
pledges, deposits or other security in connection with workers’ compensation or other unemployment insurance or obligations arising from other social security laws or legislation arising in the ordinary course of business;

(viii)
deposits made in the ordinary course of business and in each case not Incurred or made in connection with the borrowing of money, to secure (a) the performance of tenders, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, customs duties, leases, government performance and run-of-money bonds and similar obligations or (b) the performance bonds, purchase, construction or sales contracts and other obligations of a like nature;

(ix)	Capitalized Lease Obligations;

(x)
leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the Company’s business or the business of any of its Restricted Subsidiaries;

(xi)
Liens created in order to comply with any rule or regulation of a Governmental Authority; provided, that (a) the assets subject to such Liens are used in the Company’s gas transportation business conducted pursuant to the License, (b) such Liens are created only on the additional assets or properties constructed or developed by the Company in connection with an expansion project mandated by a Governmental Authority, and (c) no Liens are created over the revenues generated by such assets except as otherwise permitted by clause (xxiv) below; provided, however, that the Indebtedness secured by such Lien has no recourse against the Company or the Company’s Properties, except in respect of the additional assets subject to such Liens;

(xii)
Liens on assets securing Attributable Debt under any Sale and Lease-Back Transaction permitted to be Incurred or assumed in accordance with Section 10.14, provided that any such Lien does not encumber any property other than the assets that are the subject of the applicable Sale and Lease-Back Transaction; and Liens on assets securing Indebtedness represented by Capitalized Lease Obligations and permitted to be incurred or assumed under Section 10.10 (including any interest or title of a lessor under any lease the obligations under which are Capitalized Lease Obligations and covering only the assets acquired with such Indebtedness);

(xiii)
statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by IFRS shall have been made in respect thereof;

(xiv)
zoning restrictions, licenses, sublicenses, easements, servitudes, rights of way, title defects, covenants running with the land, and other similar charges or encumbrances or restrictions, and leases or subleases granted by the Company or any Restricted Subsidiary to other Persons, in each case not materially interfering with the ordinary operation of any property subject thereto or the conduct of the business of the Company or any Restricted Subsidiary or materially and adversely affecting the value of the property subject thereto;

(xv)
Liens securing trade letters of credit issued in the ordinary course of business (including letters of credit issued in connection with the obligations set forth in clause (vii) above), which Liens extend only to the goods and documents related to such letters of credit and which letters of credit were issued in compliance with Section 10.10;

(xvi)
Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(xvii)	Liens to secure the Notes;

(xviii)	Liens securing obligations under Hedging Agreements or Currency Agreements;

(xix)
any Lien securing or providing for the payment of Indebtedness Incurred in connection with any Project Financing; provided that the properties to which any such Lien applies are (a) properties which are the subject of such Project Financing or (b) revenues or claims which arise from the operation, failure to meet specifications, failure to complete, exploitation, sale or loss of, or damage to, such properties which are the subject of such Project Financing;

(xx)
Liens securing Acquired Indebtedness Incurred in accordance with Section 10.10 not incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided that:

(a)
such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary; and

(b)
such Liens do not extend to or cover any property of the Company or any Restricted Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

(xxi)	Liens on pipelines and pipeline facilities that arise by operation of law;

(xxii)
Liens arising under joint venture agreements, partnership agreements, oil and gas leases or subleases, assignments, purchase and sale agreements, division orders, contracts for the sale, purchasing, processing, trading, transportation or exchange of energy, oil or natural gas, unitization and pooling declarations and agreements, licenses, sublicenses, net profits interests, participation agreements, carried working interest, joint operating, royalty, sales and similar agreements relating to the production, generation, processing, transportation, marketing or storing of oil and gas entered into in the ordinary course of business in a Related Business;

(xxiii)	any Lien on the Capital Stock of an Unrestricted Subsidiary; and

(xxiv)
Liens on the Property of the Company in an aggregate principal amount which, when taken together with all other Liens on the Property of the Company Incurred pursuant to this clause (xxiv) and outstanding on the date of such Incurrence, does not exceed the greater of (x) US$150 million (or its equivalent in any other currency) and (y) 7% of Consolidated Total Assets.

10.14	Limitation on Sale and Lease-Back Transactions

The Company covenants and agrees that neither the Company nor any Restricted Subsidiary will enter into any Sale and Lease-Back Transaction unless:

(i)	the Company or such Restricted Subsidiary would be entitled to enter into such Sale and Lease-Back Transaction:

(a)	pursuant to the provisions of Section 10.10, to Incur Indebtedness in a principal amount equal to or exceeding the Attributable Debt of such Sale and Lease-Back Transaction; and

(b)	pursuant to the provisions of Section 10.13, to Incur a Lien to secure such Indebtedness, or

(ii)	the net proceeds received by the Company or the applicable Restricted Subsidiary in accordance with such Sale and Lease-Back Transaction are at least equal to the Fair Market Value of such Property.

10.15	Limitation on Designation of Unrestricted Subsidiaries

(i)	The Company may designate after the Issue Date any Subsidiary of the Company as an “Unrestricted Subsidiary” hereunder (a “Designation”) only if:

(a)	such Subsidiary is not a Significant Subsidiary at the time of its Designation;

(b)
no Default or Event of Default has occurred and is continuing at the time of or after giving effect to such Designation, and any transactions between the Company or any Restricted Subsidiary and such Unrestricted Subsidiary are in compliance with Section 10.9; and

(c)
the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) as a Restricted Payment pursuant to Section 10.11.

(ii)	The Company or any Restricted Subsidiary will not at any time, except as permitted by Section 10.10 and Section 10.11:

(a)
provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or Guarantee any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

(b)	be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

(c)
be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary.

(iii)	The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if:

(a)	no Default or Event of Default has occurred and is continuing at the time of and after giving effect to such Revocation; and

(b)
all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

(iv)	Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(a)
all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company’s proportional share of the Fair Market Value of the assets of the Unrestricted Subsidiary less liabilities) will be deemed made at that time;

(b)
all existing Capital Stock or Indebtedness of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time;

(c)	all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time; and

(d)	it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.

(v)	Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(a)	all of its Indebtedness and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of Section 10.10;

(b)	Investments therein previously charged under Section 10.11 will be credited thereunder; and

(c)	it will be subject to the provisions of this Indenture as a Restricted Subsidiary.

The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by Board Resolutions of the Company’s Board of Directors, delivered to the Trustee with a certificate from an officer of the Company that certifies compliance with the preceding provisions.

10.16	Waiver of Certain Covenants

Except as otherwise specified as contemplated by Section 3.1 for Notes of such series, the Company may, with respect to the Notes of one or more series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 3.1(18), 9.1(2) or 9.1(6) for the benefit of the Holders of such series or in any of Sections 10.5 through 10.17, inclusive, if, before the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Notes of all series with respect to which the Company seeks to waive compliance with such covenant, provided pursuant to a vote of the Holders of such affected series, voting together as a single class, present or represented and voting at a meeting of Holders of Notes of such series at which a quorum is present (or  by providing their written consent to the extent permitted under Argentine law and this Indenture) either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

10.17	Release of Covenants

If on any date following the Issue Date:

(i)
with respect to any series of Notes issued under this Indenture, such series of Notes has been assigned an Investment Grade Rating by any two Nationally Recognized Statistical Rating Organizations; and

(ii)	no Default or Event of Default shall have occurred and be continuing,

then, beginning on that date and subject to the provisions of the following paragraph, the covenants set forth in Section 10.9, Section 10.10, Section 10.11, Section 10.12, Section 10.14 and Section 10.15  (collectively, the “Suspended Covenants”) will automatically, without any notice of any kind, be suspended with respect to such series of Notes and the Company and its Restricted Subsidiaries shall have no obligation or liability whatsoever with respect to such covenants.

If, during any period in which the Suspended Covenants are suspended with respect to a series of Notes, such series of Notes ceases to have an Investment Grade Rating from at least two Nationally Recognized Statistical Rating Organizations, the Suspended Covenants shall thereafter be reinstated and be applicable pursuant to their terms (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until such series of Notes subsequently attains an Investment Grade Rating by at least two Nationally Recognized Statistical Rating Organizations (in which event the Suspended Covenants will again be suspended with respect to such series for such time that such series of Notes maintains an Investment Grade Rating by at least two Nationally Recognized Statistical Rating Organizations); provided, however, that no Default, Event of Default or breach or violation of any kind will be deemed to exist under this Indenture or a series of Notes with respect to the Suspended Covenants (whether during the period when the Suspended Covenants were suspended or thereafter) based on, and neither the Company nor any of its Restricted Subsidiaries will bear any liability (whether during the period when the Suspended Covenants were suspended or thereafter) for, any actions taken or events occurring after a series of Notes attains an Investment Grade Rating by at least two Nationally Recognized Statistical Rating Organizations and before any reinstatement of the Suspended Covenants as provided above, or any actions taken at any time (whether during the period when the Suspended Covenants were suspended or thereafter) pursuant to any legal or contractual obligation arising prior to the reinstatement, regardless of whether those actions or events would have been permitted if the applicable Suspended Covenant had remained in effect during such period; provided, further, that (1) any Subsidiaries designated as Unrestricted Subsidiaries during the period on which the covenants were suspended shall automatically become Restricted Subsidiaries on the reversion date (subject to the Company’s right to redesignate them as Unrestricted Subsidiaries pursuant to Section 10.15), and (2) all Indebtedness Incurred, or Disqualified Capital Stock or Preferred Stock issued, during the Suspension Period will be classified to have been Incurred or issued pursuant to subclause (2)(b) of Section 10.10.

11.	REDEMPTION AND REPURCHASE OF NOTES

11.1	Applicability of Article

Notes of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for such Notes) in accordance with this Article.

11.2	Redemption for Tax Reasons

The Company may redeem the Notes in whole, but not in part, at any time upon giving not less than ten nor more than 60 days’ notice to the Holders and, if applicable, to the CNV at a redemption price equal to 100% of the principal amount of the Outstanding Notes, together with Additional Amounts, if any, and accrued and unpaid interest to, but excluding, the date of redemption, if, as a result of (1) any amendment to, or change in, the laws (or any rules, regulations or rulings issued thereunder) or treaties of a Relevant Taxing Jurisdiction, or (2) any amendment to, or change in, application, administration or official interpretation of such laws, rules, regulations, rulings or treaties (including, without limitation, the holding of a court of competent jurisdiction or a change in published administrative practices), which amendment or change becomes effective on or after the Issue Date (or, if a Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, on or after such later date), a Payor is or would be obligated, after taking commercially reasonable measures to avoid this requirement (it being understood that changing the jurisdiction of incorporation of a Payor or the location of a Payor’s principal executive or registered office shall not be a commercially reasonable measure), to pay any Additional Amounts following the date on which such amendment or change becomes effective; provided that no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which the Payor would be obligated to pay these Additional Amounts if a payment on the Notes were then due.

Prior to the giving of any notice of redemption pursuant to this provision, the Company shall be required to deliver to the Trustee: (a) a certificate signed by one of the Company’s duly authorized representatives stating that the Company is entitled to effect the redemption and setting forth a statement of facts giving rise to such right of redemption, and (b) a written opinion of recognized counsel in the Relevant Jurisdiction to the effect that the Payor has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

11.3	Optional Redemption

(1)	Optional redemption on or prior to May 2, 2022.

At any time and from time to time prior to May 2, 2022, the Notes shall be redeemable, at the option of the Company, in whole or in part, upon not less than ten nor more than 60 days’ notice to the Holders and, if applicable, to the CNV, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes, and (2) the present value to be calculated by an Independent Investment Banker at the date of redemption (the “Redemption Date”) of (i) the redemption price of such Notes at May 2, 2022 (such redemption price being set forth in the table under clause (2) below) plus, (ii) all required interest payments thereon through May 2, 2022 on such Notes (excluding accrued but unpaid interest to the Redemption Date), in each case, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, Additional Amounts and accrued and unpaid interest, if any, on the principal amount of such Notes to, but excluding, the Redemption Date.  The Company shall determine the redemption price and the Trustee shall have no duty to verify any such determination.

(i)
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the term from the Redemption Date to May 2, 2022 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the term from the Redemption Date to May 2, 2022.

(ii)
“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (b) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

(iii)	“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

(iv)
“Reference Treasury Dealers” means each of HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, or its respective affiliates that are primary United States government securities dealers and up to three other leading primary United States government securities dealer in New York City reasonably designated by the Company; provided that, if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

(v)
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

(vi)
“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third Business Day preceding the Redemption Date.

(2)	Optional redemption on or after May 2, 2022.

The Notes shall be redeemable, in whole or in part, at the option of the Company, at any time and from time to time on or after May 2, 2022, subject to compliance with all relevant laws and regulations, upon not more than 60 nor less than ten days’ notice to the Holders and, if applicable, to the CNV, in each of the periods indicated below and in the manner specified herein at a redemption price equal to the Outstanding principal amount of the Notes multiplied by the applicable percentage set forth in the table below (the “Redemption Price”), together with accrued interest thereon, if any, and any Additional Amounts to the Redemption Date.

During the 12 Months Beginning on	Applicable Percentage
May 2, 2022	103.375%
May 2, 2023	101.688%
May 2, 2024 and thereafter	100.000%

(3)	Optional Redemption upon Equity Offering.

At any time and from time to time prior to May 2, 2022, the Company may on any one or more occasions redeem up to an aggregate of 35% of the aggregate principal amount of Notes (including, for greater certainty, any additional Notes) then Outstanding hereunder using the Net Cash Proceeds (and in an amount not greater than the aggregate of such Net Cash Proceeds) of one or more Equity Offerings, upon not less than ten nor more than 60 days’ notice to the Holders and, if applicable, to the CNV, at a redemption price of 106.750% of the principal amount of the Notes being redeemed, plus Additional Amounts and accrued and unpaid interest, if any, to the applicable Redemption Date; provided that:

(a)	at least 65% of the aggregate principal amount of the Notes originally issued hereunder on the Issue Date remain Outstanding immediately after the occurrence of such redemption; and

(b)	each such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

11.4	Optional Redemption Procedures

(1)	Notes Redeemed in Part

In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which Notes are listed or if such securities exchange has no requirement governing redemption or the Notes are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the case of Notes issued in global form, based on a method in accordance with the procedures of DTC).  If Notes are redeemed in part, the remaining outstanding amount must be at least equal to US$150,000 and be an integral multiple of US$1,000 in excess thereof.

If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof, if any, shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate).

(2)	Election to Redeem; Notices

The election of the Company to redeem any Notes pursuant this Section 11.4 shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Notes.

Notice of any redemption or purchase shall be given to the Holders in accordance with the provision set out under Section 1.6.  Notice of any redemption or purchase shall be provided to the Trustee no later than five Business Days prior to the date that the notice of redemption or purchase is sent to Holders (or such shorter period as the Trustee may accept).

All notices of redemption shall state:

(i)	the Redemption Date,

(ii)	the Redemption Price,

(iii)	the CUSIP or other identifying number of such Notes to be redeemed,

(iv)	if less than all of the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,

(v)
that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

(vi)	the place or places where, and the date by which, each such Note is to be surrendered for payment of the Redemption Price, and

(vii)	that the redemption is for a sinking fund, if such is the case.

(3)	Notes Payable on the Redemption Date

Notes called for redemption shall become due on the Redemption Date. The Company shall pay the redemption price for any Note together with accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the Redemption Date. On and after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.  Upon redemption of any Notes by the Company, such redeemed Notes shall be cancelled or, to the extent so requested by the Company, remain outstanding.  The Company may designate at its option a third party to call the Notes for mandatory purchase in lieu of exercising its right to optional redemption hereunder; provided that any call by a third party shall be treated as if such call was made by the Company and the Company shall remain liable for any redemption payment in the event that the third party fails to make the redemption payment on the Redemption Date pursuant to these optional redemption procedures.

(4)	Deposit of Redemption Price

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.4) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

(5)	Redemption of Outstanding Notes Following a Change of Control Offer, Asset Sale Offer or other tender

In the event that Holders of not less than 90% of the aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer, Asset Sale Offer or other tender offer and the Company (or a third-party making the offer) purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or third-party offeror, as applicable, shall have the right, upon not less than ten nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to such offer described above, to redeem (in the case of the Company) or purchase (in the case of a third-party offeror) all of the Notes that remain outstanding following such purchase at a redemption price or purchase price, as the case may be, equal to the price paid to each other Holder in such offer (which shall be at least equal to par) plus, to the extent not included in such price, accrued and unpaid interest on the Notes that remain outstanding, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an interest Payment Date that is on or prior to the Redemption Date).

(6)	Conditional Redemption

Notice of any redemption of the Notes in connection with a corporate transaction (including an Equity Offering, an Incurrence of Indebtedness or a Change of Control Offer) may, at the Company’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed for up to five Business Days for such conditions to be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. For the avoidance of doubt, interest shall continue to accrue on Notes, and the redemption price for any Notes to be redeemed shall include such accrued interest, for any period during which the redemption is delayed.  In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

11.5	Purchase of Notes Upon Change of Control Event

Upon the occurrence of a Change of Control Event, each Holder shall have the right to require that the Company purchase all or a portion of the Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus Additional Amounts and accrued and unpaid interest thereon to, but excluding, the date of purchase (the “Change of Control Payment”).

Within 30 days following the date upon which a Change of Control Event occurred, the Company shall deliver a notice to each Holder describing the transaction or transactions that constitute(s) the Change of Control Event and offering to purchase the Notes as described above (a “Change of Control Offer”) as described in Section 1.6. The Change of Control Offer shall state, among other things, the purchase price, the purchase date (the “Change of Control Payment Date”), which must be no earlier than ten days nor later than 60 days from the date the notice is sent, except as may be required by law, and the procedures determined by the Company and consistent with the Indenture that a Holder of Notes must follow to have its Notes repurchased.

On the Business Day immediately preceding the Change of Control Payment Date, the Company shall, to the extent lawful, deposit with the applicable Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)
accept for payment all Notes or portions of Notes (of US$150,000 or in integral multiples of US$1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer; and

(ii)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the principal amount of Notes being redeemed by the Company.

The Paying Agent shall promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unredeemed portion of the Notes surrendered, if any.

If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate); provided that the remaining principal amount of such Holder’s Note shall not be less than US$150,000 and shall be in integral multiples of US$1,000 in excess thereof.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 11.5, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations by doing so. If it would be unlawful in any jurisdiction to make a Change of Control Offer, the Company shall not be obligated to make such offer in such jurisdiction and shall not be deemed to have breached its obligations hereunder by not making such an offer.

Except as otherwise provided in Article 9, the obligation of the Company to make a Change of Control Offer may be waived or modified at any time with the written consent of Holders of a majority in principal amount of the Outstanding Notes.

11.6	Open Market Purchases of Notes

The Company and its Subsidiaries and Affiliates may at any time purchase or otherwise acquire the Notes, by purchase or private agreement, in the open market or otherwise, at any price and may resell or otherwise dispose of such Notes at any time in accordance with applicable law, taking into account that, in order to determine at any time whether or not the Holders of the required principal amount of the Outstanding Notes have made a request, demand, authorization, instruction, notice, consent or waiver under the terms hereof, the Notes held by the Company or any of the Company’s Subsidiaries and Affiliates shall not be counted and shall not be considered Outstanding.

12.	SINKING FUNDS

12.1	Applicability of Article

The provisions of this Article shall be applicable to any sinking fund for the retirement of Notes of any series except as otherwise specified as contemplated by Section 3.1 for such Notes.

The minimum amount of any sinking fund payment provided for by the terms of any Notes is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Notes is herein referred to as an “optional sinking fund payment.”  If provided for by the terms of any Notes, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2.  Each sinking fund payment shall be applied to the redemption of Notes as provided for by the terms of such Notes.

12.2	Satisfaction of Sinking Fund Payments with Notes

The Company (1) may deliver Outstanding Notes of a series (other than any previously called for redemption) and (2) may apply as a credit Notes of a series which have been redeemed either at the election of the Company pursuant to the terms of such Notes or through the application of permitted optional sinking fund payments pursuant to the terms of such Notes, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Notes of such series required to be made pursuant to the terms of such Notes as and to the extent provided for by the terms of such Notes; provided, that the Notes to be so credited have not been previously so credited.  The Notes to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Notes so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

12.3	Redemption of Notes for Sinking Fund

Not less than 60 days prior to each sinking fund payment date for any Notes, the Company shall deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Notes pursuant to the terms of such Notes, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Notes pursuant to Section 12.2 and shall also deliver to the Trustee any Notes to be so delivered. Not less than 45 days prior to each such sinking fund payment date, the Trustee shall select the Notes to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4.  Such notice having been duly given, the redemption of such Notes shall be made upon the terms and in the manner stated in Sections 11.4(1) and 11.4(2).

13.	DEFEASANCE AND COVENANT DEFEASANCE

13.1	Company’s Option to Effect Defeasance or Covenant Defeasance

The Company may elect, at its option at any time, to have Section 13.2 or Section 13.3 applied to any Notes or any series of Notes, as the case may be, designated pursuant to Section 3.1 as being defeasible pursuant to such Section 13.2 or Section 13.3, in accordance with any applicable requirements provided pursuant to Section 3.1 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Notes.

13.2	Defeasance and Discharge

Upon the Company’s exercise of its option (if any) to have this Section applied to any Notes or any series of Notes, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:  (1) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Notes when payments are due, (2) the Company’s obligations with respect to such Notes under Sections 3.4, 3.6, 3.7, 10.3 and 10.4, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Notes notwithstanding the prior exercise of its option (if any) to have Section 13.3 applied to such Notes.

13.3	Covenant Defeasance

Upon the Company’s exercise of its option (if any) to have this Section applied to any Notes or any series of Notes, as the case may be, (1) the Company shall be released from its obligations under Section 8.1(v), Sections 10.5, 10.6. 10.7, 10.9 through 10.20, inclusive, and any covenants provided pursuant to Section 3.1(18), Section 9.1(2) or Section 9.1(6) for the benefit of the Holders of such Notes and (2) the occurrence of any event specified in Section 5.1(2) (with respect to any of Section 8.1(v), and Sections 10.5, 10.6, 10.7, 10.9 through 10.20, inclusive, and any such covenants provided pursuant to Sections 3.1(18), 9.1(2) or 9.1(6)) and Sections 5.1(3), 5.1(4), 5.1(5) and 5.1(8), inclusive, shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Covenant Defeasance”).  For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.1(2)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

13.4	Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to the application of Section 13.2 or Section 13.3 to any Notes or any series of Notes, as the case may be:

(1)
The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.9 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Notes on the respective Stated Maturities, in accordance with the terms of this Indenture and such Notes.

(2)
In the event of an election to have Section 13.2 apply to any Notes or any series of Notes, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)
In the event of an election to have Section 13.3 apply to any Notes or any series of Notes, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)
The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Notes nor any other Notes of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5)
No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Notes or any other Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Section 5.1(6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6)
Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act).

(7)
Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(8)
Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(9)
The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with and no violations under instruments or agreements governing any other outstanding Indebtedness of the Company would result therefrom.

13.5	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions

Subject to the provisions of the last paragraph of Section 10.4, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.6, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.4 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.4 with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.

13.6	Reinstatement

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or otherwise, then the obligations under this Indenture and such Notes from which the Company has been discharged or released pursuant to Section 13.2 or 13.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.5 with respect to such Notes in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

TRANSPORTADORA DE GAS DEL SUR S.A., AS ISSUER

By:
Name:
Title:

[Signature Page to Indenture]

DELAWARE TRUST COMPANY, AS TRUSTEE, CO-REGISTRAR, PRINCIPAL PAYING AGENT AND TRANSFER AGENT

By:
Name:
Title:

[Signature Page to Indenture]

BANCO SANTANDER RÍO S.A., AS REGISTRAR, PAYING AGENT AND TRANSFER AGENT AND TRUSTEE’S REPRESENTATIVE IN ARGENTINA

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Indenture]

Schedule I

1.	Loan by the Company to Pampa Energía S.A. in the amount of US$26 million (entered into on October 6, 2011).

I-1

Schedule II

Trustee	Amount of Compensation
Delaware Trust Company	$57,500	[2]

[2]	Based on $5,000 initially and $7,500 annually. This amount does not include out-of-pocket expensese or additional fees if there is an Event of Default.

II-1

ANNEX A - Form of
Regulation S Certificate

REGULATION S CERTIFICATE

(For transfers pursuant to §3.6(b)(i), (iii) and (v) of the Indenture)

Delaware Trust Company, as Trustee
251 Little Falls Drive
Wilmington, Delaware 19808

Re:  [          ] Notes Due [          ] of Transportadora de Gas del Sur S.A. (the “Notes”)

Reference is made to the Indenture, dated as of [●], 2018 (the “Indenture”), among Transportadora de Gas del Sur S.A., as Issuer (the “Company”), Delaware Trust Company, as Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent, and Banco Santander Río S.A., as Registrar, Paying Agent and Transfer Agent.  Terms used but not defined herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), shall have the meanings given to them in the Indenture or in Regulation S or in Rule 144, as the case may be.

This certificate relates to US$[          ] principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s). [          ]

CERTIFICATE No(s). [          ]

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner.”  If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Note or in the form of an interest in a Regulation S Global Note.  In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as follows:

(1)	Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

(A)	the Owner is not a distributor of the Notes, an Affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(B)	the offer of the Specified Notes was not made to a person in the United States;

(C)	either:

(i)
at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(ii)
the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association, or another designated offshore securities market, and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(D)	no directed selling efforts have been made in the United States by or on behalf of the Owner or any Affiliate thereof;

(E)
if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Distribution Compliance Period, then the requirements of Rule 904(b)(1) have been satisfied;

(F)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(G)
in the case of a transfer to a Regulation S Global Note occurring during the Distribution Compliance Period, upon completion of the transaction, the beneficial interest being transferred will be held through an Agent Member acting for and on behalf of Euroclear or Clearstream, Luxembourg.

(2)	Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

(A)
the transfer is occurring after [insert date that is one year after the original issue date of the Notes] and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(B)
the transfer is occurring after [insert date that is two years after the original issue date of the Notes] and the Owner is not, and during the preceding three months has not been, an Affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters or initial purchasers, if any, of the initial offering of such Notes being transferred.

Dated:
(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

[ ]

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

ANNEX B - Form of Restricted
Notes Certificate

RESTRICTED NOTES CERTIFICATE

(For transfers pursuant to §3.6(b)(ii), (iii), (iv) and (v)
of the Indenture)

Delaware Trust Company, as Trustee
251 Little Falls Drive
Wilmington, Delaware 19808

Re:  [          ] Notes Due [          ] of Transportadora de Gas del Sur S.A. (the “Notes”)

Reference is made to the Indenture, dated as of [●], 2018 (the “Indenture”), among Transportadora de Gas del Sur S.A., as Issuer (the “Company”), Delaware Trust Company, as Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent, and Banco Santander Río S.A., as Registrar, Paying Agent and Transfer Agent.  Terms used but not defined herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), shall have the meanings given to them in the Indenture or in Regulation S or in Rule 144, as the case may be.

This certificate relates to US$[          ] principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s). [          ]

CERTIFICATE No(s). [          ]

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “b.”  If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Note or in the form of an interest in a Restricted Global Note.  In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as follows:

(1)	Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

(A)
the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B)	the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

(2)	Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

(A)
the transfer is occurring after [insert date that is one year after the original issue date of the Notes] and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(B)
the transfer is occurring after [insert date that is two years after the original issue date of the Notes] and the Owner is not, and during the preceding three months has not been, an Affiliate of the Company.

B-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters or initial purchasers, if any, of the initial offering of such Notes being transferred.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

B-2

ANNEX C - Form of Unrestricted
Notes Certificate

UNRESTRICTED NOTES CERTIFICATE

(For removal of Securities Act Legends pursuant to §3.6(c))

Delaware Trust Company, as Trustee
251 Little Falls Drive
Wilmington, Delaware 19808

Re:  [          ] Notes Due [          ]  of Transportadora de Gas del Sur S.A. (the “Notes”)

Reference is made to the Indenture, dated as of [●], 2018 (the “Indenture”), among Transportadora de Gas del Sur S.A., as Issuer (the “Company”), Delaware Trust Company, as Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent, and Banco Santander Río S.A., as Registrar, Paying Agent and Transfer Agent.  Terms used but not defined herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), shall have the meanings given to them in the Indenture or in Regulation S or in Rule 144, as the case may be.

This certificate relates to US$[          ] principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s). [          ]

CERTIFICATE No(s). [          ]

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner.”  If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be exchanged for Notes bearing no Securities Act Legend pursuant to Section 3.6(c) of the Indenture.  In connection with such exchange, the Owner hereby certifies that the exchange is occurring after [insert date that is two years after the original issue date of the Notes] and the Owner is not, and during the preceding three months has not been, an Affiliate of the Company.  The Owner also acknowledges that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters or initial purchasers, if any, of the initial offering of such Notes being transferred.

Dated:
(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

[ ]

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

2